PHJW DRAFT 9.25.2006

LEASE

Between

HEALTH SYSTEMS REAL ESTATE, INC.,

a Georgia nonprofit corporation,

as Lessor

and

PACER HEALTH MANAGEMENT CORPORATION OF GEORGIA,

a Georgia corporation,

as Lessee

Dated September ___, 2006

______________________________________________________________________________

LEGAL_US_E # 71750276.3

TABLE OF CONTENTS

Page

1.

Definitions

2

2.

Demise; Term

7

2.1 Demise

7

2.2 Term

7

2.3 Renewal Terms

7

3.

Rent

7

3.1

Initial Term Base Rent

7

3.2

[Intentionally Omitted]

7

3.3

Renewal Term Base Rent

7

3.4

Reduction of Base Rent

8

3.5

Proration for Partial Periods; Business Days

8

3.6

Absolute Net Lease

8

3.7

Manner of Payment of Rent

8

3.8

Risk of Loss

9

4.

Taxes; Assessments and Other Charges

9

4.1

Lessee’s Obligations

9

4.2

Proration

9

4.3

Right to Protest

9

4.4

Tax Bills

10

4.5

Lessor Taxes and Tax Indemnity

10

4.6

[Intentionally Omitted.]

10

4.7

Other Charges

10

5.

Insurance

10

5.1

General Insurance Requirements

10

5.2

Premium Payments

11

5.3

Fire and Extended Coverage

11

5.4

Professional and Public Liability Insurance

12

5.5

Workers Compensation

12

5.6

Boiler Insurance

12

5.7

Business Interruption Insurance

12

5.8

Flood Insurance

12

5.9

Builder’s All Risk Insurance

12

5.10

Ordinance or Law Coverage

13

5.11

Deductible Amounts

13

5.12

Tail Insurance

13

5.13

Waiver of Subrogation

13

5.14

Additional Insurance

14

6.

Use, Maintenance and Alteration of the Premises

14

6.1

Lessee’s Maintenance Obligations

14

6.2

Regulatory Compliance; Qualified Care

14

6.3

Continuous Operations; Permitted Use

15

6.4

No Liens; Permitted Contests

15

6.5

Alterations by Lessee

15

7.

Condition of Premises

16

7.1

Condition and Title Of Premises

16

8.

Lessee Personal Property

16

8.1

Lessee Personal Property

16

8.2

Lessor’s Security Interest

16

8.3

Financing Statements

17

8.4

Collateral Assignment of Intangible Property

17

9.

Representations And Warranties

18

9.1

Due Authorization And Execution

18

9.2

Due Organization

18

9.3

No Breach of Other Agreements

18

10.

Financial

18

10.1

Quarterly Financial Statements

18

10.2

Annual Financial Statements

18

10.3

Accounting Principles

18

10.4

Additional Information

18

10.5

Certification

19

10.6

Regulatory Reports

19

10.7

Failure to Comply

19

11.

Events of Default and Lessor’s Remedies

19

11.1

Events of Default

19

11.2

Remedies

21

11.3

Receivership

22

11.4

Late Charges

22

11.5

Remedies Cumulative; No Waiver

23

11.6

Performance of Lessee’s Obligations by Lessor

23

11.7

Lessor’s Additional Expenses

23

12.

Damage by Fire or Other Casualty

24

12.1

Reconstruction Using Insurance

24

12.2

Surplus Proceeds

24

12.3

No Rent Abatement

24

13.

Condemnation

24

13.1

Complete Taking

24

13.2

Partial Taking

24

13.3

Lease Remains in Effect

25

14.

Provisions on Termination of Term

25

14.1

Termination by Lessee after Thirty-Six Months

25

14.2

Surrender of Possession

25

14.3

Removal of Personal Property

25

14.4

Title to Personal Property Not Removed

25

15.

Notices and Demands

26

16.

Right of Entry

26

17.

Lessor’s Right to Enter into Secured Financing

27

18.

Quiet Enjoyment

27

19.

Applicable Law

27

20.

Non-Solicitation of Employees; Patient Transfers

27

21.

Hazardous Materials

28

21.1

Hazardous Material Covenants

28

21.2

Notification by Lessee with Respect to Environmental Issues

28

21.3

Lessor Inspection and Access

28

21.4

Environmental Indemnification

29

21.5

Environmental Reports

29

21.6

Participation in Hazardous Materials Claims

29

22.

Assignment and Subletting

30

23.

Indemnification and Indemnification Procedures

30

24.

Holding Over

32

25.

Estoppel Certificates

32

26.

Conveyance by Lessor

33

27.

Waiver of Jury Trial

33

28.

Attorneys’ Fees

33

29.

Severability

33

30.

Counterparts

33

31.

Binding Effect

33

32.

Memorandum of Lease

33

33.

Incorporation of Recitals and Attachments

33

34.

Titles and Headings

33

35.

Usury Savings Clause

34

36.

Joint and Several

34

37.

Survival of Representations, Warranties and Covenants

34

38.

Interpretation

34

39.

Related Party Goods and Services

34

40.

Relationship of Parties

34

41.

Accounts Receivable Financing

34

42.

Lessor’s Expenses

34

43.

Non-Recourse as to Lessor

35

44.

Estate for Years

35

45.

No Waiver

35

46.

Entire Agreement

35

47.

True Lease

35

48.

Amendment

35

49.

Guarantor

36

50.

Disposition of the Property

36

EXHIBITS:

EXHIBIT A

Legal Description of Property

EXHIBIT A-1

Intangible Property

EXHIBIT A-2

Lessee Personal Property

EXHIBIT B

List of Environmental Reports

EXHIBIT C

Appraisal Process

EXHIBIT D

Permitted Exceptions

EXHIBIT E

Form of SNDA

EXHIBIT F

Wire Transfer Instructions of Lessor

EXHIBIT G

Collateral Assignment of Lessee Personal Property

EXHIBIT H

Guaranty

LEGAL_US_E # 71750276.3	-i-

PHJW Draft 9.25.2006

LEASE

THIS LEASE (this “Lease”) is made and entered into as of 12:01 a.m. on the ____ day of October, 2006 (the “Effective Date”), between HEALTH SYSTEMS REAL ESTATE, INC., a Georgia nonprofit corporation (“Lessor”), and PACER HEALTH MANAGEMENT CORPORATION OF GEORGIA, a Georgia corporation (“Lessee”), with reference to the following Recitals:

R E C I T A L S

A.

As of the Effective Date, Lessor is the owner of certain real property located in Greensboro, Greene County, Georgia, all improvements thereon and all appurtenances thereto, as identified and more specifically described in Exhibit A attached hereto (the “Property”).

B.

One of the improvements located on the Property is hospital building containing ___________ square feet (the “Hospital Building”).

B.

Lessee is the operator of a 44-licensed bed critical access hospital facility known as the Minnie G. Boswell Memorial Hospital (the “Hospital”).

C.

Lessor desires to lease the Hospital Building located on the Property and all appurtenances thereto (collectively, the “Premises”) to Lessee, and Lessee desires to lease the Premises from Lessor in order to operate the Hospital.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein, Lessor and Lessee hereby agree as follows:

RECOGNITION OF LEASE

Lessee, in order to induce Lessor to enter into this Lease, to the extent permitted by law:

A.

Agrees, acknowledges and is forever estopped from asserting that this Lease in any manner makes Lessee the partner, joint venturer or agent of Lessor;

B.

Agrees, acknowledges and is forever estopped from asserting to the contrary that this Lease is a “true lease” and not a financing lease, capital lease, mortgage, equitable mortgage, deed of trust, trust agreement or other financing or trust arrangement; the economic realities of this Lease are those of a true lease; and the business relationship created by this Lease and any related documents is solely that of a long-term commercial lease between Lessor and Lessee and has been entered into by both parties in reliance on the economic and legal bargains contained herein;

C.

Agrees, acknowledges and is forever estopped from asserting to the contrary that the Term (as defined below) is less than the remaining economic life of the Hospital (as defined below).

1.

Definitions.  As used herein (including any Exhibits and Schedules attached hereto), the following terms shall have the following meanings:

“Accreditation Body” means all Persons having or claiming jurisdiction over the licensing, accreditation, certification, evaluation or operation of the Hospital.

“Additional Rent” means the Taxes and other amounts required by Lessee to be paid to or on behalf of Lessor hereunder.

“Affiliate” means, with respect to any Person, any other Person which Controls, is Controlled by or is under common Control with the first Person.

“Agreed Rate” has the meaning set forth in Section 11.4.

“Assignment” means the occurrence of any of the following that is not a Permitted Transfer: (i) the assignment of the interest of Lessee under this Lease with respect to the Premises or any part thereof; (ii) the sublease of the interest of Lessee under this Lease with respect to the Premises or any part thereof; or (iii) the occurrence of a Change of Control.

“Auditors” means any accounting firm selected by Lessee from time to time.

“Base Rent” has the meaning set forth in Section 3.

“Business Day(s)” means Monday through Friday of each week, exclusive of Holidays.

“Capital Expenditures” means expenditures that should be capitalized pursuant to GAAP.

“Change of Control” means any of the following: (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of Lessee as an entirety or substantially as an entirety to any Person in a single transaction or in a series of related transactions; (ii) the acquisition of the capital stock of Lessee or a controlling interest therein or in the owners of the ultimate beneficial interests in Lessee, each in a single transaction or in a series of related transactions, by a Person or entity other than a Core Member or other than a Permitted Transfer; (iii) the acquisition of the right to direct the management and policies of Lessee (through the acquisition of voting control of Lessee, contractually, by operation of law or otherwise) each in a single transaction or in a series of related transactions by any Person; or (iv) the liquidation or dissolution of Lessee.  Any of the foregoing which occurs as a result of the Permitted Transfers shall not constitute a Change of Control.

“Compliance Fee” has the meaning set forth in Section 10.10.

“Control” means, as applied to any Person, the possession, directly or indirectly, of the power to direct the management and policies of that Person, whether through ownership, voting control, by contract or otherwise.

“Core Member” means any of the shareholders of Lessee or any member of a member of Lessee or any owner of the ultimate beneficial interests in Lessee, as of the Effective Date.

“Default” means an event that but for the giving of notice or passage of time would constitute an Event of Default.

“Effective Date” means the date of this Lease.

“Environmental Activities” means the use, generation, spilling, depositing, leaching, dumping, transportation, handling, discharge, production, treatment, storage, release or disposal of any Hazardous Materials to or from any portion of the Premises or caused to be located on or present on or under any portion of the Premises during the Term.

“Environmental Law” means any and all applicable statutes, regulations, ordinances rulings or binding opinions, now or hereafter enacted, promulgated or made for (i) the governance or regulation of Hazardous Materials, (ii) the protection of the environment, or (iii) the protection of human health.

“Environmental Reports” means the environmental reports listed on Exhibit B hereto.

“Event of Default” means the occurrence of an event of default under the applicable document or instrument after the giving of any required notice and the expiration of any applicable cure period.

“Fair Market Value of the Premises” means the value of the Premises as determined pursuant to Exhibit C.

“Full Insurable Value” means the actual replacement value of the Premises (including all improvements, but excluding land) and every portion thereof, including the cost of compliance with changes in zoning and building codes and other laws and regulations, demolition and debris removal and increased cost of construction.

“GAAP” means generally accepted accounting principles consistently applied.

“Governmental Authority” means and includes any federal, state, District of Columbia, county, municipal, or other government and any department, commission, board, bureau, agency or instrumentality thereof, whether domestic or foreign.

“Government Required Property” means personal property purchased by Lessee and located on the Hospital that is required to be located at the Premises for the operation of the Hospital business by any applicable Governmental Authority.

“Guarantor” means Pacer Health Corporation, a Florida corporation.

“Hazardous Materials” means any and all substances classified as “hazardous substances” under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9600, et. seq., as amended, or “hazardous waste” under the Resource Conservation and Recovery Act, 42 U.S.C. § 6900, et. seq., as amended, and any and all other substances or materials governed by any other law due to their toxic, corrosive, inflammable, or carcinogenic characteristics, flammable explosives, radioactive materials, infectious wastes, biochemical and medical wastes, pollutants, effluents, contaminants, emissions or related materials, all asbestos containing materials, all polychlorinated biphenyls, urea formaldehyde and all petroleum products.

“Healthcare Requirements” shall mean all federal, state and local laws, rules, regulations, interpretations, guidelines, judgments, injunctions, awards (including awards of arbitrators), ordinances and decrees relating to health care licenses, health care permits, Third Party Payor Programs, reporting and disclosure, the handling of medical waste, handling and dispensing of pharmaceutical products, fraud and abuse, anti-kickback, anti-referral, false claims, medical records and patient privacy, as now in effect, including, but not limited to, Titles XVIII and XIX of the Social Security Act, Health Care Fraud Act (18 U.S.C. § 1347), the Anti-Kickback Act of 1986 (41 U.S.C. § 51, et seq.), the Ethics in Patient Referrals Act of 1989, as amended (Stark Law) (42 U.S.C. § 1395 nn), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the Federal Health Care Programs Anti-Kickback statute (42 U.S.C. § 1320a-7a(b)), the Stark Law (42 U.S.C. § 1395nn), the civil False Claims Act (31 U.S.C. §§ 3729, et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d, et seq.), the exclusion laws (42 U.S.C. § 1320a-7) and comparable state laws.

“Healthcare Use” means the use and operation by Lessee of the Premises as an acute care facility that provides acute care services and 24-hour emergency care services.

“Holidays” means New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and any other nationally or regionally recognized holiday.

“Hospital” means the Minnie G. Boswell Memorial Hospital, a 44-licensed bed critical access hospital that provides inpatient acute care services and 24-hour emergency care.

“Indemnified Party” has the meaning set forth in Section 23.

“Initial Term” has the meaning set forth in Section 2.1.

“Intangible Property” means all of the accounts, proceeds of accounts, rents, profits, income or revenue derived from the use of rooms or other space within the Premises or the providing of services in or from any portion of the Premises; documents, chattel paper, instruments, contract rights, deposit accounts, general intangibles, whether now owned or hereafter acquired by Lessee (including any right to any refund of any Taxes or other charges heretofore or hereafter paid to any Governmental Authority) arising from or in connection with Lessee’s operation of the Hospital; Lessee’s rights in any personal property leases affecting the Premises, management agreements, service contracts, equipment leases, maintenance agreements and construction equipment and other warranties affecting the Premises; all licenses and permits now owned or hereinafter acquired by Lessee, necessary or desirable for Lessee’s use of any portion of the Premises under this Lease, including, without limitation, if applicable, any certificate of need or other similar certificate; and the right to use any trade or other name now or hereafter associated with the operation of any portion of the Premises by Lessee, including, without limitation, the names set forth on Exhibit A-1 hereto.  As used in this definition, the word “accounts” shall include, without limitation and to the extent assignable, accounts to be paid by Medicaid or Medicare (or successor programs).  The definition of Intangible Property shall not include any cash distributions by Lessee made at any time other than during the continuance of an Event of Default.

“Lease” has the meaning set forth in the first paragraph hereof.

“Lease Year” means the twelve (12) month period commencing on the Effective Date and on each anniversary thereof during the Term.

“Lessee” has the meaning set forth in the first paragraph hereof.

“Lessee Personal Property” has the meaning set forth in Section 8.1 and such Lessee Personal Property is set forth on Exhibit A-2 hereto.

“Lessor” has the meaning set forth in the first paragraph hereof.

“Lessor Parties” means Lessor and its directors, officers, shareholders, agents, managers, members, affiliates, partners and employees.

“Licensed Bed” means beds that are licensed by the State for acute care hospitals that are either occupied by patients or immediately available for occupancy by patients.

“Permitted Exceptions” shall mean those other exceptions to title as specifically set forth on Exhibit D hereto.

“Permitted Transfer” means the occurrence of any of the following:

(1)

the transfer of any capital stock in Lessee or its ultimate parent, Pacer Health Corporation, to any of the Core Members (or to the heirs of any Core Member upon the death of such Core Member) or to trusts for the benefit of the heirs of any Core Member; or

(2)

any public offering of the interests of Lessee or its ultimate parent, Pacer Health Corporation, or any transfer, assignment, sale, hypothecation or other disposition of the voting securities of Lessee or its ultimate parent, provided that any public offering, transfer, assignment, sale, hypothecation or disposition of the voting securities of Lessee or its ultimate parent, Pacer Health Corporation, that results in fifty percent (50%) or more of the voting securities being held by any Person, or related group of Persons, which did not have such ownership before the public offering shall not be a Permitted Transfer; or

(3)

the granting of any security interests in Lessee’s interest hereunder, with the consent of Lessor and Senior Lender.

“Person” means any individual, partnership, joint venture, association, corporation, limited liability company, limited partnership, estate, trust, government, governmental unit, agency or political subdivision thereof or other entity.

“Premises” has the meaning set forth in the Recitals.

“Prime Rate” has the meaning set forth in Section 11.4.

“Property” means the real property where the Premises are located.

“Qualified Appraiser” means an MAI appraiser licensed to do business in the State where the Premises is located and must have at least five (5) years experience in appraising health care facilities.

“Renewal Term” has the meaning set forth in Section 2.3.

“Rent” means the Base Rent and the Additional Rent.

“Rent Factor” means the percentage which, when multiplied by the Fair Market Value of the Premises, equals the triple net rental rate at which a willing lessor and lessee would lease the Premises for the term and upon the conditions set forth in this Lease.

“Senior Lender” means any Senior Lender(s) providing a Senior Loan.

“Senior Loan” means any loan secured by a first priority mortgage on the Premises.

“Senior Loan Documents” means the documents evidencing or securing the Senior Loan.

“SNDA” means the Subordination, Non-Disturbance and Attornment Agreement among the Senior Lender, Lessor and Lessee, substantially in the form attached as Exhibit E or in such other form as reasonably acceptable to the parties thereto.

“State” means the State of Georgia.

“Taxes” means all taxes, (including, but not limited to, recordation, real estate, personal property, intangible property, business and occupational license, sales, use, transaction privilege, franchise, rent or other taxes and other assessments), levied or assessed against Lessee, any portion of the Premises or any interest therein or Lessor (with respect to this Lease and/or the Premises, but excluding (i) any state or federal income tax based upon the net income of Lessor attributable to the Hospital payable by Lessor, and (ii) any transfer tax or stamps assessed in connection with the acquisition or transfer by Lessor of its interest in any portion of the Premises to any Person or entity other than Lessee or an Affiliate of Lessee).

“Term” means the Initial Term and, if applicable, each Renewal Term.

“Third Party Claim” has the meaning set forth in Section 23.

“Third Party Payor Programs” means all third party payor programs in which Lessee presently or in the future may participate (including, without limitation, Medicare, Medicaid, TriCare, Blue Cross and/or Blue Shield, managed care plans, other private insurance programs and employee assistance programs).

“Wire Transfer Instructions” means the instructions for the wire transfer of funds for the payment of Rent as established in Section 3.7.

2.

Demise; Term.

2.1

Demise.  Lessor hereby leases and lets unto Lessee the Premises for the Term upon the conditions and provisions set forth herein.

2.2

Term.  The term of this Lease shall commence on 12:01 a.m. on the Effective Date hereof and shall end on the fifth (5th) Anniversary of the Effective Date (the “Initial Term”) unless extended pursuant to Section 2.3 or earlier terminated in accordance with the provisions hereof.

2.3

Renewal Terms.  The Term may be extended for two (2) separate renewal terms (each, a “Renewal Term”) of five (5) years, each upon the satisfaction of the following terms and conditions:

2.3.1

Lessee shall provide written notice to Lessor not earlier than nine (9) months and not later than ninety (90) days prior to the expiration of the Initial Tern of Lessee’s intention to extend the Initial Term for the first Renewal Term, and the same notice prior to the expiration of the first Renewal Term to extend for the succeeding Renewal Term.

2.3.2

There shall be no Event of Default under this Lease, either on the date of Lessee’s notice to Lessor pursuant to Section 2.3.1 above, or on the last day of the Initial Term or any Renewal Term, as applicable.

2.3.3

All other provisions of this Lease shall remain in full force and effect and shall continuously apply throughout each Renewal Term.

3.

Rent.  During the Term, Lessee shall pay to Lessor Rent as follows:

3.1

Initial Term Base Rent.  During the first Lease Year (which extends through the twelfth (12th) month after the Effective Date) and each subsequent Lease Year during the Initial Term, Lessee shall pay to Lessor annualized base rent in the amount of $480,000 (“Base Rent”).  Such Base Rent shall be paid in advance by wire transfer only, in equal monthly installments of $40,000.00 on the first day of each calendar month.

3.2

[Intentionally Omitted]

3.3

Renewal Term Base Rent.  The Base Rent for the Renewal Term shall be reset and expressed as an annual amount but shall be payable in advance in equal monthly installments on the first day of each calendar month.  Such annual Base Rent shall be equal to the product of:

3.3.1

the Fair Market Value of the Premises on the date of Lessee’s notice of exercise pursuant to Section 2.3.1, and

3.3.2

the Rent Factor for the Premises in effect on the date of Lessee’s notice of exercise pursuant to Section 2.3.1.

If within ten (10) days of the date of Lessee’s notice of exercise pursuant to Section 2.3.1, Lessor and Lessee are unable to agree on either or both of the Fair Market Value of the Premises and the Rent Factor for purposes of this calculation, then each of such unagreed-upon Fair Market Value and Rent Factor shall be established by the appraisal process described on Exhibit C attached hereto.  The parties shall endeavor to determine the Base Rent for the Renewal Term by such appraisal process within one hundred twenty (120) days after Lessee’s notice of exercise pursuant to Section 2.3.1.  In the event that Fair Market Value and Rent Factor cannot be determined prior to the commencement of the Renewal Term, then the Renewal Term shall commence and the Base Rent shall equal 102% of the Base Rent for the last year of the previous Term until such time as the Renewal Term Base Rent is determined pursuant to the provisions of this Section, whereupon either (i) any underpayment of Base Rent, plus interest on such amount at the Prime Rate from the commencement of the Renewal Term, shall be paid by Lessee within thirty (30) days of determination, or (ii) any overpayment of Base Rent, plus interest on such amount at the Prime Rate from the commencement of the Renewal Term, shall be credited against the next installment(s) of Base Rent.

3.4

Reduction of Base Rent.  The Base Rent shall be reduced in the event that a condemnation or casualty occurs to the Hospital or Premises but only in the event and to the extent that such condemnation or casualty results in the reduction in the number of Licensed Beds in the Hospital.  To the extent that the Base Rent is reduced, the amount of such reduction following an unrepaired or unreconstructed casualty or condemnation shall equal the amount of the casualty or condemnation proceeds (whether paid to Lessor or any lender to Lessor) multiplied by the then current annual interest rate accruing under the Senior Loan, or, if no Senior Loan is then outstanding, by an interest rate equal to eight percent (8%).

3.5

Proration for Partial Periods; Business Days.  The rent for any month during the Term which begins or ends on other than the first or last calendar day of a calendar month shall be prorated based on actual days elapsed.  If the date for payment of any installment of Base Rent falls on a non-Business Day, such installment shall be due on the first Business Day immediately preceding such payment date.

3.6

Absolute Net Lease.  All rent payments shall be absolutely net to Lessor free of Taxes, assessments, utility charges, operating expenses, insurance premiums or any other charge or expense in connection with the Premises, including any rent payments for any Lessee Personal Property.  All expenses and charges whether capital or to be expensed, whether for upkeep, maintenance, repair, refurnishing, refurbishing, restoration, replacement, insurance premiums, Taxes or other charges of alike nature or otherwise related to the Premises, shall be the obligation of Lessee.  Except as set forth in Section 3.4, Lessee shall at all times remain obligated to pay Rent due under this Lease without any right of offset, counterclaim, abatement, deduction, reduction or deferment of any kind.

3.7

Manner of Payment of Rent.  Subject to the last sentence of this Section, all Rent shall be paid to Lessor by wire transfer pursuant to the Wire Transfer Instructions.  The initial Wire Transfer Instructions shall be those set forth at Exhibit F.  Lessor shall have the right to change the Wire Transfer Instructions by providing written notice to Lessee that is effective under the terms and conditions hereof on or before the 20th day of the month preceding the date for the change of the Wire Transfer Instructions.  Any payment made by Lessee to the then current account pursuant to the then current Wire Transfer Instructions shall be effective as a payment of the amounts due and owing hereunder unless Lessor has complied with the terms and conditions hereof as to the change of Wire Transfer Instructions.  All payments of Rent shall be due without prior notice or demand. So long as the Senior Loan Documents in effect on the Effective Date require payment of Rent via a lockbox arrangement, Lessee will comply with such requirements, provided the specifics of such requirements are provided to Lessee. Lessor shall not accept payment of Rent from Lessee more than thirty (30) days in advance of its due date without the prior written consent of Senior Lender.

3.8

Risk of Loss.  During the Term, the risk of loss or of decrease in the enjoyment and beneficial use of the Premises in consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than by Lessor and those claiming from, through or under Lessor) is assumed by Lessee and Lessor shall in no event be answerable or accountable therefor nor shall any of the events mentioned in this Section 3.8 entitle Lessee to any abatement of Base Rent except as specifically provided in this Lease.

4.

Taxes; Assessments and Other Charges.

4.1

Lessee’s Obligations.  Subject to Section 4.6, Lessee agrees to pay and discharge (including the filing of all required returns) any and all Taxes and other assessments levied or assessed against Lessee, any portion of the Premises or any interest therein or Lessor (with respect to this Lease and/or the Premises), prior to delinquency or imposition of any fine, penalty, interest or other cost.  If any of the foregoing may, at the option of the taxpayer, be paid in installments, Lessee may exercise such option to pay the same in installments (whether or not interest shall accrue on the unpaid balance) as the same respectively become due and before any delinquency, fine, penalty, or further interest or costs may be added thereto.  Notwithstanding the foregoing, Lessee shall not be required to pay any franchise, transfer, income or similar tax of Lessor.

4.2

Proration.  At the commencement and at the end of the Term, all Taxes and assessments levied or assessed against any portion of the Premises shall be prorated.

4.3

Right to Protest.  Lessor and/or Lessee shall have the right, but not the obligation, to protest the amount or payment of any real property Taxes or assessments levied against the Premises; provided that in the event of any protest by Lessee, Lessor shall not incur any expense because of any such protest.  Lessee shall diligently and continuously prosecute any such protest and notwithstanding such protest Lessee shall pay any Tax, assessment or other charge before the imposition of any penalty or interest.  Likewise, in the event of any protest by Lessor, Lessee shall not incur any expense because of any such protest (including penalties and/or interest).  Lessor shall provide to Lessee copies of all tax protest filings made by Lessor and notices received by Lessor from the applicable authorities with respect to any such filings.  Lessor shall not file any Tax protests without the prior consent of Lessee.  Lessor shall pay to Lessee any amounts received in connection with any Lessor Tax protest less the costs incurred by Lessor in such protest, provided Lessee provided the funds for payment of the Tax under protest.

4.4

Tax Bills.  Lessor shall promptly forward to Lessee copies of all Tax bills and payment receipts relating to the Premises received by Lessor.

4.5

Lessor Taxes and Tax Indemnity.  In the event any Taxes, or fine, penalty, and/or interest thereon are at any time assessed against Lessor by the State or any local governmental entity or authority as a result of or arising out of the lease of the Premises by Lessee from Lessor, or Lessor becomes liable for any reason for any liability of Lessee for Taxes or for any fine, penalty, or interest thereon arising out of the lease of the Premises, Lessee hereby agrees to pay to Lessor an amount equal to the amount of such assessment, Tax, fine, penalty and interest.  Notwithstanding the foregoing, Lessee shall not be required to pay any franchise, transfer, income or similar tax of Lessor.  Lessor shall not pay any such Taxes or amount due hereunder unless directed by Lessee or unless required by Senior Lender or to prevent interest or delinquent charges from being due thereon.  Notwithstanding the foregoing, Lessee shall not be responsible for and Lessor shall pay any fine, penalty or interest to the extent that Lessor actually receives Tax bills and Lessor fails to provide copies of such bills or otherwise notify Lessee of such Taxes at least ten (10) days before such Taxes are due.  Lessee shall pay any amounts due to Lessor under this Section 4.5 on or before the thirtieth (30th) day following Lessee’s receipt of a written notice from Lessor of any such assessment and payment.  Lessee shall have the right, but not the obligation, to protest the amount or payment of such assessment (in whole or in part) against Lessor, and Lessor will cooperate fully with Lessee in regard to such protest.  Lessor shall not incur any expense because of such protest.  Lessee shall diligently and continuously prosecute any such protest.  Lessee agrees to protect, indemnify, defend and save harmless Lessor from and against any and all liability, expense, loss, costs, deficiency, fine, penalty, interest, or other damages (including, reasonable attorneys’ fees, and expenses) arising out of or due to any Tax protest by Lessee pursuant to Sections 4.3 and 4.5 hereof whether such items arise from the sole liability of Lessor or from the joint liability of Lessor and Lessee.  Upon receiving notice of or information concerning any suit, claim or demand, including any proposed Tax audit of Lessor or any proposed Tax assessment, asserted by a third party that Lessor believes is covered by the indemnity set forth in this Lease, Lessor shall give Lessee notice of same.  Lessee shall defend Lessor against such matter at Lessee’s sole cost and expense with legal counsel reasonably satisfactory to Lessor.

4.6

[Intentionally Omitted.]

4.7

Other Charges.  Lessee agrees to pay and discharge, punctually as and when the same shall become due and payable without penalty, all electricity, gas, garbage collection, cable television, telephone, water, sewer, and other utilities costs and all other charges, obligations or deposits assessed against Lessee or the Premises during the Term.

5.

Insurance.

5.1

General Insurance Requirements.  All insurance provided for in this Lease shall be maintained under valid and enforceable policies issued by insurers of recognized responsibility, licensed and approved to do business in the jurisdiction in which the Premises are located, and as to all insurance except for GL/PL insurance, having a general policyholders rating of not less than A-X or better by Best’s Key Rating Guide and with a claims paying ability rating from S&P of at least AA.  Any and all policies of insurance provided for in this Lease except for the GL/PL insurance shall (a) name Lessor and Senior Lender as additional insureds, as their interests may appear, or mortgagee payee as appropriate; (b) contain a standard noncontributory mortgage clause and a lender’s loss payable endorsement, or their equivalent, naming Senior Lender (or any other party designated by Senior Lender) as the party to which all payments made by such insurance company shall be paid; provided, however, the use of funds shall be in accordance with Section 13 and the SNDA; and (c) notwithstanding anything contained in this Article 5 to the contrary, satisfy all commercially reasonable requirements of the Senior Loan Documents provided Lessor provides copies of such requirements to Lessee.  Any and all policies of insurance required under this Lease other than policies required pursuant to Sections 5.3 and 5.4 shall be on an “occurrence” basis.  In addition, Lessor shall be shown as the loss payable beneficiary under the casualty insurance policies maintained by Lessee pursuant to Section 5.2.  All policies of insurance required herein may be in the form of “blanket” or “umbrella” type policies which shall name Lessor and Lessee as their interests may appear and allocate to each property the full amount of insurance required hereunder.  Original policies or satisfactory certificates from the insurers evidencing the existence of all policies of insurance required by this Lease and showing the interest of Lessor shall be provided to Lessor prior to the commencement of the Term and shall provide that the subject policy may not be canceled, modified or reduced by the insurer except upon not less than thirty (30) days prior written notice to Lessor.  If Lessor is provided with a certificate, upon Lessor’s request, Lessee shall provide Lessor with a complete copy of the insurance policy evidenced by such certificate within thirty (30) days of such request if the policy has been issued.  Originals of the renewal policies or certificates therefor from the insurers evidencing the existence thereof shall be provided to Lessor not less than ten (10) days prior to the expiration dates of the policies if the policies have been issued.  If Lessor is provided with a certificate for a renewal policy, upon Lessor’s request Lessee shall deliver a copy of the complete renewal policy to Lessor within thirty (30) days of the expiration of the replaced policy if the policy has been issued.  Any claims under any policies of insurance described in this Lease shall be adjudicated by and at the expense of Lessee or of its insurance carrier, but shall be subject to joint control of Lessee and Lessor subject to the terms hereof.  Provided that Lessee complies with the provisions hereof, Lessee shall not be liable for any insurance premiums incurred by Lessor to purchase policies that duplicate the insurance obtained by Lessee.  Each insurance policy required under this Lease shall contain a provision that such policy shall not be cancelled or amended, including without limitation, any amendment that would reduce the scope or limits of coverage or remove any endorsement to such policy or cause the same to no longer be in full force and effect, or fail to be renewed, without at least thirty (30) days prior written notice to Senior Lender in each instance.

5.2

Premium Payments.  So long as no Event of Default shall have occurred, premiums for all or any portion of the insurance coverage required under this Lease may be paid utilizing premium financing, other similar financing options, or a monthly payment program agreed upon by Lessee and the applicable insurer.  Upon request of Lessor, Lessee will provide Lessor schedules indicating the method of insurance payment for each policy required under this Lease, the schedule for such payments and a monthly accounting of such payments.

5.3

Fire and Extended Coverage.  Lessee shall keep the Premises insured against loss or damage from all causes under standard “all risk” property insurance coverage, without exclusion for fire, lightning, windstorm (with a deductible in an amount not in excess of five percent (5%) of the Full Insurable Value of the Premises), explosion, smoke damage, vehicle damage, sprinkler leakage, flood, vandalism, earthquake, malicious mischief or any other risks as are normally covered under an extended coverage endorsement, in the amounts that are the Full Insurable Value of the Premises including all equipment and personal property used in the operation of the Premises.  The casualty insurance required under this Section 5.3 will include an agreed amount endorsement such that the insurance carrier has accepted the amount of coverage and has agreed that there will be no coinsurance penalty.  At the election of Lessee, the insurance may be carried on a blanket policy with the aggregate policy amount being $100 million.

5.4

Professional and Public Liability Insurance.  Lessee shall maintain, with respect to the Premises: (a) insurance against liability imposed by law including contractual liability upon Lessee for damages on account of professional services rendered or which should have been rendered by Lessee or any Person for which acts Lessee is liable on account of injury, sickness or disease, including death at any time resulting therefrom, and including damages allowed for loss of service, and (b) commercial general public liability insurance coverage (including products liability, contractual liability and broad form coverage) against claims for bodily injury, death or property damage occurring on, in or about the Premises and the adjoining sidewalks and passageways, in an amount equal to the amount required by any applicable law existing now or hereafter enacted with respect to minimum coverage amounts but in no event less than $3,000,000 for bodily injury or death in any one occurrence and $1,000,000 for property damage.

5.5

Workers Compensation.  Lessee shall comply with all legal requirements regarding worker’s compensation, including any requirement to maintain worker’s compensation insurance against claims for injuries sustained by Lessee’s employees in the course of their employment.

5.6

Boiler Insurance.  If applicable, Lessee shall maintain, with respect to the Premises, boiler and pressure vessel insurance, including an endorsement for boiler business interruption insurance, on any fixtures or equipment which are capable of bursting or exploding, in an amount not less than the replacement cost for the Premises, resulting from such perils.

5.7

Business Interruption Insurance.  Lessee shall maintain, with respect to the Premises, at its expense, business interruption and extra expense insurance insuring against loss of rental value for a period not less than twelve (12) months.

5.8

Flood Insurance.  Lessee shall keep (or cause to be kept) the Premises insured against loss by flood if the Premises is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (and any successor act thereto) in an amount at least equal to the lesser of (i) the Full Insurable Value of the Premises, or (ii) the maximum limit of coverage available under said act.

5.9

Builder’s All Risk Insurance.  During any period of repair or restoration, either Lessee shall carry or cause third parties to carry builder’s “all risk” insurance in an amount equal to not less than the Full Insurable Value of the Premises against such risks (including, without limitation, fire and extended coverage and collapse of the improvements to agreed limits) as Lessor may reasonably request, in form and substance acceptable to Lessor.  In addition, each contractor and subcontractor shall be required to provide a certificate of insurance for workers’ compensation and employer’s liability insurance and general liability insurance in minimum limits of at least $1,000,000.00 including coverage for property/operations and products and completed operations.  All such insurance provided by any contractor or subcontractor shall also cover Lessor and Senior Lender as additional insureds.

5.10

Ordinance or Law Coverage.  Ordinance or law coverage to compensate for the cost of demolition, increased cost of construction, and loss to any undamaged portions of the improvements, if the current use of the Premises or the improvements themselves are or become “nonconforming” pursuant to the applicable zoning regulations, or if full rebuildability following casualty is otherwise not permitted under such zoning regulations.

5.11

Deductible Amounts.  The policies of insurance which Lessee is required to provide under this Lease will not have deductibles or self-insured retentions in excess of five percent (5%) of the Full Insurable Value of the Premises unless a greater amount is approved by Lessor, in writing, with such approval not to be unreasonably withheld or delayed.

5.12

Tail Insurance.  If, during the Term, Lessee obtains the insurance required by Section 5.4 (the “Liability Insurance”) on a “claims made” basis, then ninety (90) days prior to the termination of this Lease, Lessee shall either (i) procure and maintain, at Lessee’s sole cost and expense (subject to the last sentence of this Section), “tail” insurance with coverage limits and deductible amounts equal to the lesser of (A) the coverage limits and deductible amounts obtained pursuant to Section 5.4 or (B) as shall be reasonably acceptable to Lessor, or (ii) cause Lessor to be named as an additional insured on such Liability Insurance for a period of two (2) years following the termination of this Lease.  If option (i) above is used, the “tail” insurance shall insure Lessor Parties and Senior Lender against Liability Insurance claims reported after the termination of this Lease or expiration of the claims made policy, but concerning services provided during the portion of the Term during which the claims made policy was in effect.  Lessee shall provide Lessor and Senior Lender with a certificate evidencing such coverage no later than ninety (90) days prior to termination of this Lease.  Notwithstanding any provision of this Lease to the contrary, Lessee’s obligation to procure and maintain “tail” insurance is limited to expending only the amount of Lessee’s interest in any claims reserves of any captive insurance company (owned by Lessee or any Affiliate) providing the insurance required by Section 5.4.

5.13

Waiver of Subrogation.  Lessor and Lessee each hereby waive any right of subrogation and right of recovery or cause of action for injury or loss to the extent that such injury or loss is covered by fire, extended coverage, “All Risk” or similar policies covering real property or personal property required to be obtained and maintained hereunder (or which would have been covered if the party claiming such right of subrogation or recovery or cause of action had carried the insurance required by this Lease) or covered by any other insurance maintained by the waiving party.  Written notice of the terms of the above mutual waivers shall be given to the insurance carriers of Lessor and Lessee, and the parties’ insurance policies shall be properly endorsed, if necessary, to prevent the invalidation of the policies by reason of such waivers.

5.14

Additional Insurance.  Lessee shall obtain such additional insurance for the Premises as Lessor or Senior Lender may reasonably request, taking into account the location and operations of the Premises and the cost of such insurance relative to the risk covered.  Anything in this Article 5 to the contrary notwithstanding, Lessor hereby agrees to accept the insurance coverages as evidenced in the certificates and other evidence of insurance provided by or on behalf of Lessee to Lessor on or before the Effective Date.

6.

Use, Maintenance and Alteration of the Premises.

6.1

Lessee’s Maintenance Obligations.

6.1.1

Lessee shall be solely responsible for keeping and maintaining the Premises in good appearance, repair and condition and maintain proper housekeeping.  Lessee shall promptly make or cause to be made all repairs, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, necessary to keep the Premises in working condition, properly repaired, replaced and maintained in the ordinary course of business, normal wear and tear excepted.

6.1.2

As part of Lessee’s obligations under this Section 6.1 Lessee shall be solely responsible for maintaining all Lessee Personal Property in working order sufficient for normal operation of its business, properly maintained by Lessee in the ordinary course of business, normal wear and tear excepted.  Subject to the foregoing, Lessee shall repair and replace such property consistent with prudent industry practice for the Healthcare Use.

6.2

Regulatory Compliance; Qualified Care.

6.2.1

Lessee shall be solely responsible for maintaining any and all licensing necessary for operation of the Premises as the Healthcare Use.  Further, Lessee shall not commit any act or omission that would in any way violate any certificate of occupancy affecting any portion of the Premises.  Lessee shall comply with all Healthcare Requirements, federal, state and local laws, regulations, quality and safety standards, and requirements of the applicable state department or Governmental Authority.

6.2.2

All inspection fees, costs and charges associated with maintaining such licensure or certificate or a change of such licensure or certification shall be paid by Lessee.  Lessee shall be solely responsible for and shall bear all costs and expenses incurred in connection with any requirements of regulatory inspections or surveys conducted during the Term and implementing any plans of correction relating to such surveys or inspections.

6.2.3

Lessee shall within ten (10) Business Days of receipt deliver to Lessor notice of (a) any rate appeal brought before any Governmental Authority or any administrator of any Third Party Payor Program or program involving reimbursement for patient care; (b) any reimbursements audits or appeals or recoupment claims made or contests pending or threatened as a result of any audits by any Third Party Payor Program; or (c) any claim, requirement or demand (excluding all claims, requirements and demands that have been waived) of any Governmental Authority, Third Party Payor Program or any insurance body having or claiming any licensing, certifying, supervising or evaluating authority over the Hospital to rework or redesign the Hospital in any material respect or to make the Hospital conform to or comply with a Healthcare Requirement.

6.3

Continuous Operations; Permitted Use.  Lessee shall continuously use and operate the Premises during the Term as the Healthcare Use and for ancillary services relating thereto, and for no other purpose.  Lessee shall not change the use of the Premises without Lessor’s prior written approval, which approval shall not be unreasonably withheld, delayed or conditioned.

6.4

No Liens; Permitted Contests.  Lessee shall not cause or permit any liens, levies or attachments to be placed or assessed against any portion of the Premises or the operation thereof for any reason.  However, Lessee shall be permitted in good faith and at its expense to contest the existence, amount or validity of any lien upon any portion of the Premises by appropriate proceedings sufficient to prevent the collection or other realization of the lien or claim so contested, as well as the sale, forfeiture or loss of any portion of the Premises or any rent to satisfy the same.  Lessee shall provide Lessor with security satisfactory to Lessor in Lessor’s reasonable judgment to assure the foregoing.  Each contest permitted by this Section 6.4 shall be promptly and diligently prosecuted to a final conclusion by Lessee.

6.5

Alterations by Lessee.  Lessee shall have the right of altering, improving, replacing, modifying or expanding the non-structural components of the Premises, and the equipment or appliances in the Premises from time to time as it may determine is desirable for the continuing and proper use and maintenance of the Premises as the Hospital.  Any alterations, improvements, replacements, expansions or modifications in excess of One Hundred Thousand Dollars ($100,000) with respect to the Premises in any rolling twelve (12) month period shall require the prior written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed.  Such consent shall not be withheld in all instances where such alterations do not alter the structure of the Premises and are required by any federal, state or local agency governing the Healthcare Use then in effect with respect to the Hospital, including but not limited to Healthcare Requirements.  The cost of all such alterations, improvements, replacements, modifications, expansions or other purchases, whether undertaken as an on-going licensing, Medicare or Medicaid (or any successor program) or other regulatory requirement or otherwise shall be paid by Lessee and shall immediately become a part of the Premises.  All work done in connection therewith shall be done in a good and workmanlike manner and in compliance with all existing codes and regulations pertaining to the Premises and shall comply with the requirements of insurance policies required under this Lease.  To the extent such items are required in order that the Hospital satisfy any Healthcare Requirements, Lessee shall remove all obsolete or broken portions of Lessee Personal Property required for the operation of the Hospital for the Healthcare Use and exchange or replace the same at Lessee’s sole cost.

7.

Condition of Premises.

7.1

Condition and Title Of Premises.  Lessee acknowledges that it has expertise in the Healthcare Use industry and owned the Hospital prior to the Effective Date.  Lessee has thoroughly examined the Premises and has otherwise acquired knowledge of the condition of the Premises prior to the execution and delivery of this Lease and has concluded that no improvements or modifications to the Premises are required in order to operate the Hospital for its intended use.  Lessee accepts the Premises for its Healthcare Use under this Lease on an “AS IS” basis in its present condition, and assumes all responsibility and cost for the correction of any observed or unobserved deficiencies or violations.  Lessee waives any claim or action against Lessor in respect of the condition of the Premises.  LESSOR MAKES NO WARRNATY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE PREMISES OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, SUITABILITY, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY LESSOR.  In making its decision to enter into this Lease, Lessee has not relied on any representations or warranties, express or implied, of any kind from Lessor except to the extent expressly set forth in this Lease.  Lessor represents and warrants that as of the date hereof it shall have sufficient good and marketable title to the Premises to perform its obligations under this Lease subject to the Permitted Exceptions.  Lessor makes no representations or warranties as to the physical condition of the Premises or the habitability or fitness of the Premises for any particular use or purpose, including, without limitation, (i) its soundness for any construction or other building purposes, (ii) the availability of any utilities to the Premises, and (iii) the existing zoning.  Lessee hereby agrees and acknowledges that it is solely Lessee’s responsibility to ensure that Lessee has all necessary licenses or permits with respect to its permitted use and operation of the Premises.

8.

Lessee Personal Property.

8.1

Lessee Personal Property.  In the ordinary course of operation of the Hospital, Lessee shall install, affix or assemble or place on the Premises at its sole cost and expense all items of furniture, fixtures, machinery, equipment, supplies, inventory and other personal property as Lessee reasonably considers to be appropriate for Lessee’s use of the Premises as the Hospital as contemplated by this Lease (the “Lessee Personal Property”) and set forth on Exhibit A-2 hereto.  Lessee shall provide and maintain during the entire Term all Lessee Personal Property as shall be necessary in order to operate the Premises in compliance with all requirements set forth in this Lease and in the ordinary course of business of the Hospital; provided, further, that Lessor hereby acknowledges and agrees that at Lessee’s sole cost and expense replacements to Lessee Personal Property shall occur throughout the Term of the Lease as required in order to operate the Premises for the Healthcare Use in compliance with the Healthcare Requirements and in the ordinary course of business of the Hospital.  Subject to Section 8.2, all Lessee Personal Property shall be and shall remain the property of Lessee and may be removed by Lessee upon the expiration of the Term, subject to Section 14.3.

8.2

Lessor’s Security Interest.

8.2.1

The parties intend that upon an Event of Default, Lessor will be entitled to exercise the remedies of a secured party under the Uniform Commercial Code in effect in the State where the Premises is located with respect to the Lessee Personal Property and the Intangible Property so that Lessor or its designee will be entitled to operate or re-let the Premises intact for use as licensed Premises of the Healthcare Use.

8.2.2

Therefore, to implement the intention of the parties, and for the purpose of securing the payment and performance of Lessee’s obligations under this Lease, Lessee, as debtor, hereby grants to Lessor, as secured party, a security interest in and an express contractual lien upon, all of Lessee’s right, title and interest in and to the Lessee Personal Property and in and to the Intangible Property and any and all products and proceeds thereof, in which Lessee now owns or hereafter acquires an interest or right, including any leased Lessee Personal Property.  This Lease constitutes a security agreement covering all such Lessee Personal Property and the Intangible Property.   The security interest granted to Lessor in this Section 8.2.2 is intended by Lessor and Lessee to be subordinate to any security interest granted by Lessee (i) in connection with the financing or leasing for the purchase of all or any portion of the Lessee Personal Property so long as the lessor or financier of such Lessee Personal Property agrees to give Lessor written notice of any default by Lessee under the terms of such lease or financing arrangement, to give Lessor a reasonable time following such notice to cure any such default and to consent to Lessor’s written assumption of such lease or financing arrangement upon Lessor’s curing of any defaults thereunder, and (ii) in connection with any working capital loan to Lessee, so long as Lessee’s lender agrees to give Lessor written notice of and a reasonable opportunity to cure any default by Lessee end to consent to Lessor’s written assumption of such loan upon Lessor’s cure of any default thereunder.  This security agreement and the security interest created herein shall survive the termination of this Lease if such termination results from the occurrence of an Event of Default.

8.3

Financing Statements.  No later than the Effective Date and if required by Lessor at any other time during the Term, Lessee shall execute and deliver to Lessor, in form reasonably satisfactory to Lessor, additional security agreements, financing statements, fixture filings and such other documents as Lessor may reasonably require to perfect or continue the perfection of Lessor’s security interest in the Lessee Personal Property and the Intangible Property and any and all products end proceeds thereof now owned or hereafter acquired by Lessee.  Lessee shall pay all fees and costs that Lessor may incur in filing such documents in public offices and in obtaining such record searches as Lessor may reasonably require.  If Lessee fails to execute any financing statements or other documents for the perfection or continuation of Lessor’s security interest, Lessee hereby appoints Lessor as its true and lawful attorney-in-fact to execute any such documents on its behalf, which power of attorney shall be irrevocable and is deemed to be coupled with an interest.

8.4

Collateral Assignment of Intangible Property.  Not later than the Effective Date, Lessee shall execute and deliver to Lessor the Collateral Assignment of Lessee Personal Property in the form attached hereto as Exhibit G.  Lessor agrees to subordinate its foregoing contractual lien rights to the accounts receivable of Lessee and the Hospital to a third party institutional lender providing working capital financing to Lessee, provided that: (i) there is no uncured Event of Default by Lessee under this Lease at the time of such subordination; (ii) such subordination shall be limited to the specified items, amount and time stated in the subordinating instrument; and (iii) such subordination shall be in writing, signed by all parties and in a form reasonably acceptable to Lessor, Lessee and Senior Lender.  Notwithstanding anything herein to the contrary, Lessee shall not grant liens on any of the Lessee Personal Property located at or arising from or pertaining to the Hospital or its operations, including without limitation, accounts receivable, to any Person other than Senior Lender, unless such Person has first entered into an Intercreditor Agreement with Senior Lender (or its successor) reasonably acceptable to Senior Lender in form and substance.

9.

Representations And Warranties.  Lessor and Lessee do hereby each for itself represent and warrant to the other as follows:

9.1

Due Authorization And Execution.  This Lease and all agreements, instruments and documents executed or to be executed in connection herewith by either Lessor or Lessee are duly authorized and shall be binding upon the party that executed and delivered the same.

9.2

Due Organization.  Lessor and Lessee are duly organized, validly existing and in good standing under the laws of the state of their respective incorporation or formation and are duly authorized and qualified to do all things required of the applicable party under this Lease within the State in which the Premises is located.

9.3

No Breach of Other Agreements.  Neither this Lease nor any agreement, document or instrument executed or to be executed in connection herewith, violates the terms of any other agreement to which either Lessor or Lessee is a party.

10.

Financial.

10.1

Quarterly Financial Statements.  Within forty-five (45) days of the end of each calendar quarter during the Term, Lessee shall deliver the quarterly financial statements for the Hospital, and commencing in the second Lease Year a comparison of actual results versus the budget and a comparison of actual results versus the prior year results, and on a consolidated basis to Lessor.

10.2

Annual Financial Statements.  Within one hundred and twenty (120) days of the end of each Lease Year, Lessee shall deliver to Lessor, the annual (consolidated, if applicable) financial statements of Lessee, audited by the Auditors, annual financial statements of the Hospital and a comparison of actual results versus the budget and commencing in the second Lease Year a comparison of actual results versus the prior year results.  If Lessee or its ultimate parent, Pacer Health Corporation, makes any filings with the Securities and Exchange Commission, Lessee shall provide copies of the filings made by Pacer Health Corporation to Lessor.

10.3

Accounting Principles.  All of the reports and statements required hereby shall be prepared in accordance with GAAP.

10.4

Additional Information.  Upon written request of Lessor, Lessee shall provide any additional financial information regarding the Hospital that Lessor may reasonably request.

10.5

Certification.  All statements required by this Section 10 shall be certified true and correct by an authorized officer of Lessee.

10.6

Regulatory Reports.  Within five (5) Business Days of receipt thereof, Lessee shall give Lessor written copies of any notice of any violation of any federal, state or local licensing, reimbursement or certification statute or regulation, including, without limitation, Medicare or Medicaid (or successor programs), any suspension, termination or restriction placed upon Lessee or the Hospital or the ability to admit patients, or any violation of any other permit, approval or certification in connection with the Hospital or its business, by any federal, state or local authority, including, without limitation, Medicare or Medicaid (or successor programs) which could reasonably be expected to have a material adverse effect on the Hospital.  Lessee shall continue to provide Lessor with copies of any correspondence regarding said violation or violations and written confirmation of the plan for correcting said violation.

10.7

Failure to Comply.  Lessee acknowledges that the failure to furnish Lessor with any of the statements required by this Section 10 will cause Lessor to incur costs and expenses not contemplated hereunder, the exact amount of which is presently anticipated to be extremely difficult to ascertain.  Accordingly, if Lessee fails to furnish Lessor with any of the statements required by this Section 10 in addition to any other remedies Lessor may have under this Lease, Lessee shall pay to Lessor upon demand Two Hundred Fifty Dollars ($250) for each such failure (“Compliance Fee”) if and only if the Lessor is required to pay a Compliance Fee to Senior Lender.  If applicable, the Parties agree that this charge represents a fair and reasonable estimate of the cost that Lessor will incur by Lessee’s failure to furnish Lessor with such statements.  Once during each calendar year the Compliance Fee shall not be due unless Lessee has received written notice from Lessor of the applicable failure to comply with Section 10 and Lessee fails to comply with Section 10 within three (3) Business Days of the date of Lessee’s receipt of such notice.

11.

Events of Default and Lessor’s Remedies.

11.1

Events of Default.  The occurrence of any of the following shall constitute an Event of Default on the part of Lessee hereunder:

11.1.1

The failure to pay within seven (7) days of the date when due any installment of Rent or any other amount known by Lessee to be due to Lessor by Lessee under this Lease and which is not cured within seven (7) days after written notice thereof from Lessor to Lessee;

11.1.2

Any termination, suspension or material restriction placed upon Lessee or the Healthcare Use of any portion of the Premises, the operation of the Hospital thereon or the ability to admit patients for a period in excess of thirty (30) days or if the certification of any portion of the Premises under any Healthcare Requirements is revoked, or suspended or materially limited for a period in excess of thirty (30) days, including, without limitation, (a) termination of the material provider agreements of the Hospital without Lessor consent, which consent shall not be unreasonably withheld, and (b) failure to maintain Lessee’s qualifications for licenses, permits, certifications, and other Healthcare Requirements necessary to continue to operate the Premises for the Healthcare Use.  Lessee shall not be in Default hereunder, however, if Lessee appeals any such suspension or restriction and diligently pursues such appeal in compliance with applicable laws and governmental regulations.

11.1.3

[Intentionally Omitted.]

11.1.4

[Intentionally Omitted.]

11.1.5

Any material misstatement or omission of fact in any written report, notice or communication from Lessee to Lessor with respect to Lessee, any Guarantor or any portion of the Premises, which has a material and adverse effect on Lessor, and which is not cured within fifteen (15) days after written notice thereof from Lessor to Lessee.

11.1.6

Lessee shall assign this Lease to another Person in violation of Section 23 or Lessee shall fail to comply with the provisions of Section 21.

11.1.7

Lessee or any Guarantor shall not pay its debts as such debts become due for a period in excess of ninety (90) days and such failure to pay has a material adverse effect on the Hospital, or Lessee or any Guarantor shall make an assignment of all or substantially all of its property for the benefit of its creditors.

11.1.8

The appointment of a receiver, trustee, or liquidator for Lessee or any Guarantor, if within ten (10) Business Days of such appointment Lessee does not inform Lessor in writing that Lessee (or such Guarantor) intends to cause such appointment to be discharged or Lessee (or such Guarantor) does not thereafter diligently prosecute such discharge to completion within sixty (60) days after the date of such appointment.

11.1.9

The failure to deliver evidence of insurance to Lessor as required by Section 5.1 and which is not cured within fifteen (15) days after written notice thereof from Lessor to Lessee.

11.1.10

The filing by Lessee of a voluntary petition under any federal bankruptcy law or under the law of any state to be adjudicated as bankrupt or for any arrangement or other debtor’s relief, or in the alternative, if any such petition is involuntarily filed against Lessee (or any Guarantor) by any other party and Lessee (or such Guarantor) does not within ten (10) Business Days of any such filing inform Lessor in writing of the intent by Lessee (or such Guarantor) to cause such petition to be dismissed, if Lessee (or such Guarantor) does not thereafter diligently prosecute such dismissal, or if such filing is not dismissed within ninety (90) days after filing thereof.

11.1.11

The failure to perform or comply with any other term or provision of this Lease not requiring the payment of money (except as provided in Section 11.1.10); provided, however, that such occurrence shall be deemed cured if Lessee cures such Default within thirty (30) days after such notice from Lessor.  If such default cannot with due diligence be cured within a period of thirty (30) days because of the nature of the Default or delays beyond the control of Lessee, and cure after such thirty (30) day period will not have a material and adverse effect upon the Premises, such Default shall not constitute an Event of Default if Lessee uses commercially reasonable efforts to cure such Default by promptly commencing and diligently pursuing such cure to the completion thereof; provided, however, no cure period for such Default (except a Default under Section 11.1.2) shall continue for more than one hundred twenty (120) days from Lessee’s receipt of notice of such Default from Lessor.

11.1.12

All notice and cure periods provided herein shall run concurrently with any notice or cure periods provided by applicable law.

11.1.13

As to all Defaults hereunder, except as provided in Section 11.1.1, no Event of Default shall occur unless Lessor has provided written notice of the Default to Lessee and the time period designated for such Default, if any, has lapsed without cure.

11.2

Remedies.  Upon the occurrence of an Event of Default, Lessor may exercise all rights and remedies under this Lease and as to the Premises, the remedies available under the laws of the State where the Premises are located.  Without limiting the foregoing, Lessor shall have the right to do any of the following during the continuance of an Event of Default:

11.2.1

Sue for the specific performance of any covenant of Lessee under this Lease;

11.2.2

Enter upon any portion of the Premises, terminate this Lease, dispossess Lessee from any portion of the Premises and/or collect money damages by reason of Lessee’s breach, including, without limitation, the acceleration of all rent which would have accrued after such termination and all obligations and liabilities of Lessee under this Lease which survive the termination of the Term;

11.2.3

Before or after repossession of the Premises pursuant to Section 11.2.2, and whether or not this Lease has been terminated, Lessor shall have the right (but shall be under no obligation except to the extent required under applicable law) to relet any portion of the Premises to such lessee or lessees, for such term or terms (which may be greater or less than the remaining balance of the Term), for such rent, or such conditions (which may include concessions or free rent) and for such uses, as Lessor, in its absolute discretion, may determine, and Lessor may collect and receive any rents payable by reason of such reletting.  Lessor shall have no duty to mitigate damages unless required by applicable law and shall not be responsible or liable for any failure to relet any of the Premises or for any failure to collect any rent due upon any such reletting.  Lessee agrees to pay Lessor, immediately upon demand, all expenses incurred by Lessor in obtaining possession and in reletting any of the Premises, including fees, commissions and costs of attorneys, architects, agents and brokers; and

11.2.4

Elect to leave this Lease in place and sue for Rent or other money damages; and

11.2.5

Exercise the remedies of a secured party under the applicable Uniform Commercial Code with respect to the Lessee Personal Property and/or the Intangible Property); and

11.2.6

Revoke any waiver or deferral given by Lessor of any Base Rent or other amount payable hereunder, and immediately thereafter all such deferred or waived amounts shall become immediately due and payable.  The foregoing shall not be construed to mean that Lessor is under any obligation whatsoever to consider or grant any such deferral or waiver to Lessee.

11.3

Receivership.  Lessee acknowledges that one of the rights and remedies available to Lessor under applicable law upon the occurrence of an Event of Default is to apply to a court of competent jurisdiction for the appointment of a receiver to take possession of the Hospital, to collect the rents, issues, profits and income of the Hospital and to manage the operation of the Hospital.  Lessee further acknowledges that the permanent revocation or suspension of the provider status of the Hospital under Medicare or Medicaid (or successor programs) and/or the permanent revocation or suspension of a license relating to the operation of the Premises for its intended Healthcare Use will materially and irreparably impair the value of Lessor’s investment in the Premises.  Therefore, upon the occurrence of an Event of Default, and in addition to any other right or remedy of Lessor under this Lease, Lessor may petition any appropriate court for, and Lessee hereby consents to, the appointment of a receiver to take possession of the Premises, to manage the operation of the Hospital, to collect and disburse all rents, issues, profits and income generated thereby and to preserve or replace to the extent possible any such license and provider certification for the Hospital or to otherwise substitute the licensee or provider thereof.  The receiver shall be entitled to a reasonable fee for its services as a receiver.  All such fees and other expenses of the receivership estate shall be added to the monthly rent due to Lessor under this Lease (but shall not be considered for the purpose of calculating any amounts pursuant to Section 3.6).  Lessee hereby irrevocably stipulates to the appointment of a receiver under such circumstances and for such purposes and agrees not to contest such appointment.

11.4

Late Charges.  Lessee acknowledges that the late payment of any Rent will cause Lessor to lose the use of such money and incur costs and expenses not contemplated under this Lease, including, without limitation, administrative and collection costs and processing and accounting expenses, the exact amount of which is extremely difficult to ascertain.  Therefore, subject to the true-up provisions of Sections 3.2 and 3.3, (a) if any installment of Rent is not paid within five (5) days after the due date for such payment, then Lessee shall thereafter pay to Lessor on demand a late charge equal to three and one-half percent (3.5%) of the amount of any delinquent installments of Rent; and (b) if any installment of Rent is not paid within ten (10) Business Days after the due date for such payment, such unpaid amount shall accrue interest from the due date for such payment at the Prime Rate plus three and one half percent (3.5%) per annum (the “Agreed Rate”) (or the maximum rate permitted by law if less than the Agreed Rate).  As used herein, “Prime Rate” shall mean the prime rate of interest charged by Bank of America, N.A. as such rate may change from time to time.  Lessor and Lessee agree that this late charge and the accrual of interest at the Agreed Rate represent a reasonable estimate of such costs and expenses, is fair compensation to Lessor for the loss suffered from any such nonpayment and/or delinquent payment by Lessee, and constitute Rent for purposes of this Lease.

11.5

Remedies Cumulative; No Waiver.  No right or remedy herein conferred upon or reserved to Lessor is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity.  No failure of Lessor to insist at any time upon the strict performance of any provision of this Lease or to exercise any option, right, power or remedy contained in this Lease shall be construed as a waiver, modification or relinquishment thereof as to any similar or different breach (future or otherwise) by Lessee.  A receipt by Lessor of any rent or other sum due hereunder (including any late charge) with knowledge of the breach of any provision contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Lessor of any provision of this Lease shall be deemed to have been made unless expressed in a writing signed by Lessor.

11.6

Performance of Lessee’s Obligations by Lessor.  Upon an Event of Default Lessor may, without waiving or releasing Lessee from any obligations or default of Lessee hereunder, make any payment or perform any act which Lessee was required to pay or perform but failed to do, for the account and at the expense of Lessee, and may enter upon any portion of the Premises for the purpose of taking all such action thereon as may be reasonably necessary therefor.  Lessor shall not take such action without first providing written notice to Lessee of the proposed action and providing to Lessee the cure period for such occurrence in which to make such payment or take such action, but Lessor shall not be obligated to provide an additional notice if Lessor has already provided notice of the Event of Default which is the subject of Lessor’s payment or performance for the account of Lessee.  The obligation to provide written notice and provide a cure period shall not be applicable to emergency situations where Lessor is required to take immediate action to avoid an imminent danger such as the lapse of insurance with respect to the Hospital or to avoid an Event of Default under and as defined in the Senior Loan Documents.  No such entry shall be deemed an eviction of Lessee.  All sums so paid by Lessor and all necessary and incidental costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred in connection with the performance of any such act by Lessor, together with interest at the rate of the Agreed Rate (or if said interest rate is violative of any applicable statute or law, then the maximum interest rate allowable) from the date of the making of such payment or the incurring of such costs and expenses by Lessor, shall be payable by Lessee to Lessor on demand.  Nothing in this section shall be construed to grant or require Lessor the authority to engage in the management or operation of the Healthcare Use, to review confidential patient records, or to engage in any activity that would directly or indirectly create any responsibility or duty of or by Lessor to any patient at the Hospital.

11.7

Lessor’s Additional Expenses.  Lessee shall compensate Lessor for: (i) all administrative expenses incurred by it in connection with Lessee’s default and Lessor’s pursuing the rights and remedies provided herein and under applicable law, (ii) all expenses incurred by Lessor in repossessing the Premises (including, among other expenses, any increase in insurance premium caused by the vacancy of the Premises), (iii) all expenses incurred by Lessor in reletting (including, among other expenses, repairs, remodeling, replacements, advertisements and brokerage fees), (iv) all concessions granted to a new tenant or tenants upon reletting (including, among other concessions, renewal options), (v) Lessor’s reasonable attorneys’ fees and expenses, and (iv) all losses incurred by Lessor as a direct or indirect result of Lessee’s default (including, among other losses, any adverse action by mortgagees).

12.

Damage by Fire or Other Casualty.

12.1

Reconstruction Using Insurance.  In the event of damage to or destruction of any portion of the Premises the reasonable repair or replacement cost of which would exceed $100,000.00, Lessee shall notify Lessor and shall diligently repair or reconstruct the same to a like or better condition than existed prior to such damage or destruction.  Any insurance proceeds payable with respect to the casualty shall be held and used in the manner determined by the Lessor and the proceeds shall be subject to reasonable disbursement controls in favor of Lessor.  If such proceeds are insufficient for such purposes, Lessor shall either (i) use the insurance proceeds to fully satisfy Lessee’s remaining obligations under this Lease, and to the extent any such insurance proceeds remain after Lessee’s obligations hereunder are satisfied, Lessor shall disburse fifty percent (50%) of such insurance proceeds to Lessee or (ii) revise the plans and specifications for the restoration and repair of the Premises to cause the proposed scope of work to be within the available insurance proceeds.

12.2

Surplus Proceeds.  Except as provided in Section 12.1 above, if there remains any surplus of insurance proceeds after the completion of the repair or reconstruction of the applicable portion of the Premises, such surplus shall be paid to Lessor and Base Rent shall be adjusted in accordance with Section 3.4.

12.3

No Rent Abatement.  Except as set forth in Section 3.4, the rent payable under this Lease shall not abate by reason of any damage or destruction of any portion of the Premises by reason of an insured or uninsured casualty; provided, however, that Lessee receives a credit against rent and other sums due hereunder in an amount equal to the proceeds of any business interruption insurance carried by Lessee and made available to Lessor.

13.

Condemnation.

13.1

Complete Taking.  If during the Term all or substantially all of the Premises is taken or condemned by any competent public or quasi-public authority, then Lessee may, at Lessee’s election, made within thirty (30) days of the condemning authority taking possession of the Premises by condemnation, terminate this Lease with respect to the Premises. The award payable upon such taking shall be paid to Lessor, and Lessee shall be entitled to seek a separate claim from the condemning authority for Lessee’s damages.

13.2

Partial Taking.  In the event such condemnation proceeding or right of eminent domain results in a taking of less than substantially all of the Premises without substantially interfering with the use of the Premises as a Healthcare Use, Lessor (or Senior Lender if applicable pursuant to the Senior Loan Documents) shall be entitled to receive and retain any and all awards for the partial taking and damage except that Lessee shall be entitled to seek a separate claim from the condemning authority for Lessee’s damages including but not limited to moving expenses, and any unamortized capital addition costs paid by Lessee.  Base Rent shall be reduced in accordance with Section 3.4.  In the event such condemnation proceeding or right of eminent domain results in a taking of less than substantially all of the Premises, but such taking substantially interferes with the use of the Premises as a Healthcare Use, then Lessee may, at Lessee’s election, made within thirty (30) days of the condemning authority taking possession of a portion of the Premises by condemnation, terminate this Lease with respect to the Premises

13.3

Lease Remains in Effect.  Except as provided above in this Section 13, this Lease shall not terminate and shall remain in full force and effect in the event of a taking or condemnation of any portion of the Premises, and other than the provisions of this Lease, Lessee hereby waives all rights under applicable law to abate, reduce or offset rent by reason of such taking.

14.

Provisions on Termination of Term.

14.1

Termination by Lessee after Thirty-Six Months.  Notwithstanding any other provision of this Lease, the parties acknowledge and agree that Lessee shall have the right to terminate this Lease after the thirty-sixth (36th) month of the Initial Term by providing ninety (90) days prior written notice of its intent to terminate to Lessor at any time prior to the beginning of the thirty-sixth (36th) month of the Initial Term.  The parties further acknowledge that, in the event of such exercise by Lessee, Lessor shall have the right (but shall be under no obligation except to the extent required under applicable law) to relet any portion of the Premises to such lessee or lessees, for such term or terms (which may be greater or less than the remaining balance of the Initial Term), for such rent, or such conditions (which may include concessions or free rent) and for such uses, as Lessor, in its absolute discretion, may determine, and Lessor may collect and receive any rents payable by reason of such reletting, subject, however, to Lessor’s obligation to disburse fifty percent (50%) of the net rents (gross rents less all expenses of the reletting) to Lessee.

14.2

Surrender of Possession.  Lessee shall, on or before the last day of the Term, or upon earlier termination of this Lease, surrender to Lessor the Premises in good condition and repair, ordinary wear and tear excepted.

14.3

Removal of Personal Property.  Provided no Event of Default is then continuing, Lessee shall have the right in connection with the surrender of the Premises at the end of the Term to remove from the Premises all Lessee Personal Property or Government Required Property.  Any removal of Lessee Personal Property by Lessee shall be done in a workmanlike manner leaving the Premises in good and presentable condition and appearance, including repair of any damage caused by such removal.  At the end of the Term or upon the earlier termination of this Lease, Lessee shall return the Premises to Lessor in the same condition and utility as was delivered to Lessee at the commencement of the Term, reasonable wear and tear excepted.

14.4

Title to Personal Property Not Removed.  Title to any of Lessee Personal Property which is not removed by Lessee upon the expiration of the Term shall, at Lessor’s election, vest in Lessor; provided, however, that Lessor may remove and dispose at Lessee’s expense of any or all of such Lessee Personal Property which is not so removed by Lessee without obligation or accounting to Lessee.

15.

Notices and Demands.  All notices and demands, certificates, requests, consents, approvals, and other similar instruments under this Lease shall be in writing and shall be sent by personal delivery or by either Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery, addressed as follows:

If to Lessee:

Pacer Health Management Corporation of Georgia

Park West Professional Center

7759 NW 146 Street

Miami Lakes, FL 33016

Attn:

Rainier Gonzalez

President and CEO

with a copy to:

Sullivan, Stolier & Resor

909 Poydras Street, Suite 2600

New Orleans, LA 70112

Attn:

Vinson J. Knight, Esq.

If to Lessor:

Health Systems Real Estate, Inc.

213 Third Street

Macon, GA 31201

Attn:

Ronnie D. Rollins

with a copy to:

Paul Hastings Janofsky & Walker LLP

600 Peachtree Street, Suite 2400

Atlanta, GA 30308

Attn:

Mark S. Lange, Esq.

Such addresses may be changed by notice to the other parties given in the same manner as provided above.  Any notice so given by overnight courier service shall be deemed delivered on the date indicated on the overnight carrier’s proof of delivery, whether accepted or refused.  Any such notice not so given shall be deemed given upon receipt of the same by the party to whom the same is to be given.

16.

Right of Entry.  Lessor and its representative may enter any portion of the Premises at any reasonable time after reasonable notice to Lessee for the purpose of inspecting the Premises in order to determine whether Lessee is in compliance with its obligations to maintain the Premises, or following an Event of Default, to exhibit the Premises or portions thereof for sale, lease or mortgage financing, or posting notices of default, or non-responsibility under any mechanic’s or materialman’s lien law.  Lessor may enter any portion of the Premises at anytime for emergency purposes upon notice to Lessee.  Any such entry shall not unreasonably interfere with patients, patient care, or any other of Lessee’s operations.  During normal business hours, Lessee will permit Lessor and Lessor’s representatives, inspectors and consultants to examine and copy such contracts, books and records regarding the Premises as may be necessary to evidence Lessee’s compliance with this Lease.  Nothing in this section shall be construed to grant Lessor the authority to engage in the management or operation of the applicable Healthcare Use, to review confidential patient records, or to engage in any activity that would directly or indirectly create any responsibility or duty of or by Lessor to any patient at the Hospital, it being the express intention of the parties that Lessee be solely responsible for operation of the Premises as the Healthcare Use.   Notwithstanding the foregoing, in no event shall Lessor, its agents or designees be permitted to enter into any rooms in which patients are present or enter into any area of the Premises that Lessee reasonably designates as a secured area, including, without limitation, the pharmacy unless escorted by employees of Lessee.

17.

Lessor’s Right to Enter into Secured Financing.

17.1

Lessor may from time to time enter into financings secured by all or any portion of the Premises.  Upon request of Lessor, Lessee shall subordinate this Lease pursuant to, and shall execute the SNDA in connection with, any Senior Loan Documents.  Notwithstanding the foregoing, Lessee accepts this Lease subject and subordinate to the lien or security title of any mortgage or deed to secure debt presently existing with respect to the Senior Loan Documents, provided that Lessor shall deliver to Lessee contemporaneously herewith an SNDA dated as of the Effective Date among Lessor, Lessee and the current Senior Lender.

17.2

Provided Lessee is given written notice of the name and address of Senior Lender, as a condition precedent to the enforcement of any remedies under this Lease against Lessor by Lessee, Lessee, on providing Lessor any notice of (i) default under this Lease, (ii) a termination of this Lease or (iii) a matter on which after the passage of time Lessee may predicate an event of default, shall contemporaneously provide a copy of such notice to Senior Lender.  No such notice by Lessee to Lessor shall in any way affect the rights or potential rights of Senior Lender (although such notice shall be effective against Lessor to the extent it otherwise complies with the requirements of this Lease and its effect as against Lessor will not impact the right of Senior Lender) unless and until a copy of such notice has been so provided to Senior Lender.  After such notice has been given to Senior Lender, Senior Lender shall have the same period after the giving of such notice to it, for remedying any default (or the acts or omissions that are the subject of such notice), or causing the same to be remedied, as is given Lessor after the giving of such notice to Lessor, to remedy, commence remedying or cause to be remedied the defaults specified in any such notice.  Lessee shall accept such performance by, or at the instigation of, Senior Lender as if the same had been done by Lessor.  Lessor hereby authorizes Senior Lender to take any such action at Senior Lender’s option.  Nothing herein shall require Senior Lender to cure any default of Lessor under this Lease.

18.

Quiet Enjoyment.  So long as there is no Event of Default by Lessee, Lessor covenants and agrees that Lessee shall peaceably and quietly have, hold and enjoy the Premises for the Term, free of any claim or other action not caused or created by Lessee (excepting, however, intrusion of Lessee’s quiet enjoyment occasioned by condemnation or destruction of the Premises).

19.

Applicable Law.  This Lease shall be governed by and construed in accordance with the internal laws of the State of Georgia without regard to its conflict of laws rules.

20.

Non-Solicitation of Employees; Patient Transfers.  Lessee hereby covenants and agrees that for a period of two (2) years following the expiration or earlier termination of this Lease, neither Lessee nor any of its Affiliates shall, without prior written consent of Lessor, hire, engage or otherwise employ any personnel working on or in connection with the 29-licensed bed skilled nursing facility known as Boswell Parker Nursing Center operated by an Affiliate of the Lessor.  Except as required for medically appropriate reasons or as required by law, prior to the expiration of the Term and for a period of two (2) years thereafter, neither Lessee nor any of its Affiliates will recommend or solicit the removal or transfer of any patient or equipment from the Nursing Home to any other nursing or health care facility, or to any senior housing or retirement housing facility.

21.

Hazardous Materials.

21.1

Hazardous Material Covenants.  During the Term, Lessee shall at all times comply with all Environmental Laws and shall use all commercially reasonable efforts to ensure that it complies with Environmental Laws in connection with its operations at the Premises.  Also during the Term, Lessee shall not and shall not allow any other Person to treat, store or dispose of or release any Hazardous Materials at, from or upon the Premises except substances and materials used in the Hospital in the ordinary course of business and that are purchased and stored in commercially reasonable quantities and used, handled and stored in compliance with all Environmental Laws.  Lessee shall further promptly comply with any and all orders or directives regarding Environmental Laws or Hazardous Materials related to the Premises (or arising out of any activity occurring at the Premises during the Term) issued during the Term and, except as provided in Section 21.5, shall promptly and diligently conduct at its sole expense, any and all investigation, remediation or removal of any Hazardous Materials suspected to be or actually located upon the Premises during the Term, and any other remediation of the Premises (or any adjacent property) arising out of any activity occurring on the Premises during the Term required under the Environmental Laws.  All remediation and removal shall be performed in a manner and to the extent required by all Environmental Laws.

21.2

Notification by Lessee with Respect to Environmental Issues.  Lessee shall promptly notify Lessor of any and all violations (or alleged violations) of Environmental Laws with respect to the Premises.  In any event, Lessee shall so notify Lessor within five (5) Business Days of Lessee’s receipt of any written notice of violation from any Person or other correspondence from any Person stating that a violation of Environmental Laws has or may have occurred with respect to the Premises.  Lessee shall further notify Lessor if Lessee becomes aware of the actual or threatened release of any Hazardous Materials at or upon the Premises and any remedial action taken by Lessee in response to any material violation of the Environmental Laws or the release of Hazardous Materials at, on or under any portion of the Premises should Lessee be responsible for such remedial action under Section 21.1.

21.3

Lessor Inspection and Access.  Lessor shall have the right from time to time, during normal business hours, on not less than five (5) days’ prior written notice to Lessee, except in the case of any emergency, in which event less than five (5) days’ prior written notice shall be required, to enter upon and inspect the Premises and, if Lessor, reasonably suspects that a violation of the Environmental Laws or a release or threatened release of Hazardous Materials has occurred at the Premises, Lessor shall have the right to conduct any testing, sampling and analyses it deems reasonably necessary.  Any such entry shall not unreasonably interfere with patients, patient care, or any other of Lessee’s operations.  Nothing in this section shall be construed to grant Lessor the authority to review confidential patient records.   Notwithstanding the foregoing, in no event shall Lessor, its agents or designees be permitted to enter into any rooms in which patients are present or enter into any area of the Premises that Lessee reasonably designates as a secured area, including, without limitation, the pharmacy unless escorted by employees of Lessee.

Lessor may, in its discretion, retain such experts to conduct the inspection, perform the tests and to prepare a written report.  If such inspection detects any material violation of Environmental Laws during the Term, all costs and expenses incurred by Lessor under this Section shall be paid on demand as Additional Rent by Lessee to Lessor.  In the event Lessor determines that a material violation of Environmental Laws occurred during the Term or a release or threatened release of Hazardous Materials has occurred at the Premises during the Term, Lessee shall, at its sole cost and expense, undertake any and all investigative, remedial or removal measures as may be reasonably required by Lessor to correct any violation or remediate or remove any Hazardous Materials in a manner sufficient to allow the continued use of the Premises for the Healthcare Use.

21.4

Environmental Indemnification.  Lessee hereby indemnifies and agrees to hold harmless Lessor from any and all costs, claims or liabilities arising from or associated with (i) any violation of Environmental Laws by Lessee or its employees and agents occurring during the Term with respect to the Premises; (ii) any release of Hazardous Materials at, from or upon the Premises by Lessee or its employees and agents during the Term; (iii) the placement or use of any Hazardous Materials in, on or under the Premises during the Term by Lessee or its employees and agents; or (iv) the imposition of any lien related to Environmental Laws arising out of any activities by Lessee or its employees and agents occurring on any portion of the Premises during the Term.  Lessee shall have the right to defend any such action, provided that Lessee first obtains Lessor’s written approval of legal counsel to be employed by Lessee in the defense of any such claim; or (v) any other remediation of the Premises (or any adjacent property) required under the Environmental Laws arising out of any activity occurring on the Premises.  This indemnification shall survive the Term and shall apply solely to any claim arising out of events or conditions caused or created by Lessee or its employees and agents during the Term and prior to Lessee’s vacation and surrender of the Premises to Lessor regardless of when the claim is asserted.

21.5

Environmental Reports.  Lessor hereby warrants and represents to Lessee that: (i) it has delivered all of the Environmental Reports to Lessee; (ii) the Environmental Reports are the only environmental studies or reports with respect to the Premises that are in the possession of Lessor or known to exist by Lessor; and (iii) except for the matters set forth in the Environmental Reports, Lessor knows of no other environmental conditions with respect to the Premises.

21.6

Participation in Hazardous Materials Claims.  Lessor shall have the right, at Lessor’s sole cost and expense and with counsel chosen by Lessor, to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any claims related to the presence of Hazardous Materials in, on, under the Premises or any violation of the Environmental Laws arising from activities occurring on or in connection with the Premises.

22.

Assignment and Subletting.

Lessee shall not make an Assignment without the prior written consent of Lessor, which consent of Lessor shall not be unreasonably withheld, conditioned or delayed; provided, however, if Lessee irrevocably escrows in cash all of its remaining obligations under this Lease and Lessor and Lessee agree that all such remaining obligations have been escrowed in full in favor of Lessor, then Lessor shall be deemed to have consented to any proposed Assignment of this Lease, irrespective of whether such Person meets the objective standards set forth below in this Section 22.  Except as set forth in subsection (3) of the definition of Permitted Transfer, a Permitted Transfer shall not require the consent of Lessor.  Any Assignment without the consent of Lessor shall be void and shall constitute an Event of Default.  Lessor shall consent to an Assignment of this Lease to a Person that meets the following standards:

(i)

Person that has (or whose principals have) greater than five years of experience owning, managing or operating facilities similar to the Hospital;

(ii)

Person that has (or whose ultimate owners have) net worth of greater than $15 million;

(iii)

Person that has not filed for protection under the United States Bankruptcy Code during the past five years; and

(iv)

Person whose general business reputation is reasonably satisfactory to Lessor.

23.

Indemnification and Indemnification Procedures.

23.1

Notwithstanding the existence of any insurance provided for in this Lease and without regard to the policy limits of any such insurance, Lessee agrees to protect, indemnify, defend and save harmless Lessor from and against any and all foreseeable or unforeseeable liability, expense, loss, costs, deficiency, fine, penalty, or damage (including, without limitation, punitive or consequential damages) of any kind or nature, including reasonable attorneys’ fees, from any suits, claims or demands brought by a party unrelated to any Lessor Parties or Senior Lender, regardless of the merits of any such alleged suit, claim or demand, on account of any matter or thing, action or failure to act arising out of or in connection with the breach by Lessee of any of its obligations under this Lease or the operation of the Premises, except to the extent the liability, expense, loss, costs, deficiency, fine, penalty, or damage resulted solely from the intentional or negligent act of Lessor, or any of the Lessor Parties ..

Notwithstanding the existence of any insurance provided for in this Lease and without regard to the policy limits of any such insurance, Lessor agrees to protect, indemnify, defend and save harmless Lessee from and against any and all foreseeable or unforeseeable liability, expense, loss, costs, deficiency, fine, penalty, or damage (including, without limitation, punitive or consequential damages) of any kind or nature, including reasonable attorneys’ fees, from any suits, claims or demands brought by a party unrelated to any Lessee or its employees or agents, regardless of the merits of any such alleged suit, claim or demand, on account of any matter or thing, action or failure to act arising out of or in connection with the breach by Lessor of any of its obligations under this Lease, except to the extent the liability, expense, loss, costs, deficiency, fine, penalty or damage resulted solely from the intentional or negligent act of Lessee, or any of the Lessee Parties ..

23.2

The following provisions shall be applicable to all indemnities contained in this Lease:

If any third party shall notify any Party (the “Indemnified Party”) with respect to any matter (a “Third Party Claim”) which may give rise to a claim for indemnification against a Party, then the Indemnified Party shall promptly notify the other Party (the “Indemnifying Party”) in writing.

(i)

The Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as:

(1)

The Indemnifying Party notifies the Indemnified Party in writing within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party, without qualification or reservation, from and against any actual damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim;

(2)

The Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder;

(3)

the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief;

(4)

settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedental custom or practice materially adverse to the continuing business interests of the Indemnified Party;

(5)

The Indemnifying Party conducts the defense of the Third Party Claim actively and diligently; and

(6)

the counsel selected at the time of selection and continuously has, in the reasonable judgment of the Indemnified Party, no conflict of interest with respect to each action and its appearance therein.

(ii)

So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 23.2(i) hereof:

(1)

the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim;

(2)

the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party, not to be withheld unreasonably; and

(3)

The Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party, not to be withheld unreasonably.

(iii)

In the event any of the conditions above are not continuously satisfied, however:

(1)

the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith);

(2)

the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim including reasonable attorneys’ fees and expenses;

(3)

the Indemnifying Parties will remain responsible for any actual damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 23; and

(4)

the remaining restrictions set forth at Section 23.2(ii) shall no longer be applicable.

24.

Holding Over.  If Lessee shall for any reason other than at the request of Lessor or in order to accommodate the transition of the Hospital for licensure or other governmental requirements remain in possession of any portion of the Premises after the expiration or earlier termination of this Lease except to the extent Lessor fails to take possession of any of the Premises, such possession shall be a month-to-month tenancy during which time Lessee shall pay as rental each month, one and a half (1.5) times the aggregate of the monthly Base Rent payable with respect to the last Lease Year plus allocable to the month, and any Additional Rent.  Except as set forth in this Section 24, nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease, nor shall anything contained herein be deemed to limit Lessor’s remedies pursuant to this Lease or otherwise available to Lessor at law or in equity.

25.

Estoppel Certificates.  Lessee and Lessor shall, at any time upon not less than five (5) Business Days prior written request by other party, execute, acknowledge and deliver to the other party or its designee a statement in writing, executed by an officer, manager or general partner of the requested party, certifying that this Lease is unmodified and in full force and effect (or, if there have been any modifications, that this Lease is in full force and effect as modified, and setting forth such modifications), the dates to which Base Rent and Additional Rent hereunder have been paid, certifying that, to the knowledge of the executing party, no default by either Lessor or Lessee exists hereunder or specifying each such default and as to other matters as Lessor may reasonably request

26.

Conveyance by Lessor.  If Lessor or any successor owner of the Premises shall convey all or any portion of the Premises in accordance with the terms hereof, Lessor or such successor owner shall thereupon be released from all future liabilities and obligations of Lessor under this Lease arising or accruing from and after the date of such conveyance or other transfer as to all or such portion of the Premises and all such future liabilities and obligations shall thereupon be binding upon the new owner.

27.

Waiver of Jury Trial.  Lessor and Lessee hereby waive any rights to trial by jury in any action, proceedings or counterclaim brought by either of the Parties against the other in connection with any matter whatsoever arising out of or in any way connected with this Lease, including, without limitation, the relationship of Lessor and Lessee, Lessee’s use and occupancy of the Premises, or any claim of injury or damage relating to the foregoing or the enforcement of any remedy hereunder.

28.

Attorneys’ Fees.  If Lessor or Lessee brings any action to interpret or enforce this Lease, or for damages for any alleged breach hereof, the prevailing party in any such action shall be entitled to reasonable attorneys’ fees and costs as awarded by the court in addition to all other recovery, damages and costs.

29.

Severability.  In the event any part or provision of the Lease shall be determined to be invalid or unenforceable, the remaining portion of this Lease shall nevertheless continue in full force and effect.

30.

Counterparts.  This Lease may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

31.

Binding Effect.  This Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective successors in interest and assigns.

32.

Memorandum of Lease.  Lessor and Lessee shall, promptly upon the request of either, enter into a short form memorandum or short form of this Lease, in form suitable for recording under the laws of the State in which the Premises is located in which reference to this Lease shall be made.  The Party requesting such recordation shall pay all costs and expenses of preparing and recording such memorandum of this Lease.

33.

Incorporation of Recitals and Attachments.  The Recitals and Exhibits, Schedules, addenda and other attachments to this Lease are hereby incorporated into this Lease and made a part hereof.

34.

Titles and Headings.  The titles and headings of sections of this Lease are intended for convenience only and shall not in any way affect the meaning or construction of any provision of this Lease.

35.

Usury Savings Clause.  Nothing contained in this Lease shall be deemed or construed to constitute an extension of credit by Lessor to Lessee.  Notwithstanding the foregoing, in the event any payment made to Lessor hereunder is deemed to violate any applicable laws regarding usury, the portion of any payment deemed to be usurious shall be held by Lessor to pay the future obligations of Lessee as such obligations arise and, in the event Lessee discharges and performs all obligations hereunder, such funds will be reimbursed to Lessee upon the expiration of the Term.  No interest shall be paid on any such funds held by Lessor.

36.

Joint and Several.  If more than one Person or entity is Lessee hereunder, the liability and obligations of such Persons or entities under this Lease shall be joint and several.

37.

Survival of Representations, Warranties and Covenants.  All of the obligations, representations, warranties and covenants of Lessee under this Lease shall survive the expiration or earlier termination of the Term, including, without limitation, Lessee’s obligations to pay rent and other sums under this Lease following the occurrence of an Event of Default.

38.

Interpretation.  Both Lessor and Lessee have been represented by counsel and this Lease has been freely and fairly negotiated.  Consequently, all provisions of this Lease shall be interpreted according to their fair meaning and shall not be strictly construed against any party.

39.

Related Party Goods and Services.  Lessee agrees that if it or any of its Affiliates provide services or goods to Lessee or the Premises that such services or goods will be provided at rates no higher than and upon terms at least as favorable to Lessee and/or the Premises as would be obtainable in an arm’s-length transaction.

40.

Relationship of Parties.  Nothing contained in this Lease shall be deemed to create a partnership or joint venture or any form of agency relationship between Lessor and Lessee.  Lessor and Lessee’s relationship in this Lease shall be deemed to be one of lessor and lessee only, and neither party shall have the right or authority to hold out any party to this Lease as a partner, joint venturer, principal or agent of the other.

41.

Accounts Receivable Financing.  Lessor and Lessee acknowledge and recognize that Lessee may seek to enter into accounts receivable financing with a lender selected by Lessee.  Lessor agrees to cooperate with Lessee in the closing of such financing including executing and delivering a Subordination, Non-Disturbance and Attornment Agreement with the lender reasonably acceptable to such lender, Lessee, Lessor and Senior Lender.  Lessor shall also make a good faith effort to obtain an Intercreditor Agreement between the Senior Lender and the accounts receivable lender.

42.

Lessor’s Expenses.  In addition to other provisions herein, Lessee agrees and shall pay and reimburse Lessor’s costs and expenses, including legal fees, incurred or resulting from and relating to (a) requests by Lessee for approval or consent under this Lease, (b) any circumstances or developments which give rise to Lessor’s right of consent or approval, (c) circumstances resulting from any action by Lessee contrary to the lease provisions and (d) a request for changes including, but not limited to, (i) the permitted use of the Premises, (ii) alterations and improvements to the Premises, (iii) subletting or assignment and (iv) any other changes in the terms, conditions or provisions of this Lease.  Such expenses and fees shall be paid by Lessee within thirty (30) days of the submission of a statement for the same or such amount(s) shall become delinquent Rent under Section 11.4 and subject to the Agreed Rate after thirty (30) days.

43.

Non-Recourse as to Lessor.  Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Lessor under this Lease shall be enforced only against Lessor’s interest in the Premises and not against any other assets, properties or funds of (i) Lessor, (ii) any director, officer, general partner, member, shareholder, limited partner, beneficiary, employee or agent of Lessor or any general partner or manager of Lessor of any of its general partners or members (or any legal representative, heir, estate, successor or assign of any thereof), (iii) any predecessor successor partnership or corporation (or other entity) of Lessor or any of its general partners, members, shareholders, officers, directors, employees or agents, either directly or indirectly or through Lessor or its general partners, members, shareholders, officers, directors, employees or agents or any predecessor or successor partnership or corporation (or other entity) or (iv) any person affiliated with any of the foregoing or any director, officer, employee or agent of any thereof.

44.

Estate for Years.  This Lease creates an estate for years in favor of Lessee in the Premises.

45.

No Waiver.  No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Base Rent during the continuance of any such breach shall constitute a waiver of any such breach or any such term.  To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

46.

Entire Agreement.  This Lease embodies and constitutes the entire understanding between the parties with respect to the transactions contemplated herein, and all prior to contemporaneous agreements, understandings, representations and statements (oral or written) are merged into this Lease.

47.

True Lease.  This Lease is intended as, and shall constitute, an agreement of lease, and nothing herein shall be construed as conveying to Lessee any right, title or interest in or to the Premises or to any remainder or reversionary estates in the Premises held by any Person, except the estate for years created hereunder.  Under no circumstances shall this Lease be regarded as an assignment of all of Lessor’s interest in and to the Premises; instead Lessor and Lessee shall have the relationship between them of lessor and lessee, pursuant to this Lease.  In no event shall Lessee or any Affiliate of Lessee claim depreciation, amortization or interest deductions as fee simple title owner of the Premises for United States federal, state or local income tax purposes (except as to alterations not financed by Lessor).

48.

Amendment.  No amendment, modification or termination of this Lease shall be made except (i) in writing executed by the party against whom enforcement is sought and (ii) with the prior written consent of Senior Lender.

49.

Guarantor.  Lessee shall cause Guarantor to guaranty this Lease pursuant to the Lease Guaranty attached to this Lease as Exhibit H.

50.

Disposition of the Property.  If Lessor effectuates a sale of the Property at any time during the Term of this Lease or following the termination of this Lease, then Lessor shall pay to Lessee fifty percent (50%) of the net proceeds (gross cash proceeds less all expenses of the sale) from such sale.  Further, should Lessor lease the Property or any part thereof to any non-Affiliate of Lessor or Lessee at any time during the Term of this Lease or following the termination of this Lease, then Lessor shall pay to Lessee fifty percent (50%) of the net rents (gross rents less all expenses of the Lease) from such lease.  This provision shall survive the termination or expiration of this Lease.

[EXECUTION PAGE TO FOLLOW]

LEGAL_US_E # 71750276.3

Executed as of the date indicated above.

“LESSEE”

Pacer Health Management Corporation of Georgia, a Georgia corporation

Witness:

By:

Name:

Rainier Gonzalez

Title:

President and CEO

“LESSOR”

Health Systems Real Estate, Inc., a Georgia nonprofit corporation

Witness:

By:

Name:

Title:

2

LEGAL_US_E # 71750276.3

PHJW Draft 9.25.2006

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

[To be supplied]

LEGAL_US_E # 71750276.3

PHJW Draft 9.25.2006

EXHIBIT A-1

INTANGIBLE PROPERTY

Minnie G. Boswell Memorial Hospital

LEGAL_US_E # 71750276.3

PHJW Draft 9.25.2006

EXHIBIT A-2

LESSEE PERSONAL PROPERTY

LEGAL_US_E # 71750276.3

PHJW Draft 9.25.2006

EXHIBIT B

LIST OF ENVIRONMENTAL REPORTS

LEGAL_US_E # 71750276.3

PHJW Draft 9.25.2006

EXHIBIT C

APPRAISAL PROCESS

If Lessor and Lessee are unable to agree upon the Fair Market Value of the Premises or the Rent Factor for the Premises within any relevant period provided in this Lease, each shall within ten (10) days after written demand by the other, select one MAI Appraiser to participate in the determination of Fair Market Value or Rent Factor, or both, as applicable.  The MAI appraiser selected by any party must be a Qualified Appraiser.  The two selected appraisers shall then select a third Qualified Appraiser to participate in the determination.  For all purposes under this Lease, the Fair Market Value of the Premises shall be the price of the Premises unencumbered by this Lease at which a willing buyer and seller would buy and sell the Premises for cash after the exposure of the Premises to the open market for a reasonable amount of time prior to sale.  The three (3) selected MAI Appraisers shall each determine the Fair Market Value of the Premises and/or the Rent Factor for the Premises, as applicable, within thirty (30) days of the selection of the third appraiser. To the extent consistent with sound appraisal practices as then existing at the time of any such appraisal, and if requested by Lessor, such appraisal shall be made on a basis consistent with the basis on which such Premises was appraised at the time of its acquisition by Lessor. Lessee and Lessor shall jointly pay the fees and expenses of any MAI Appraiser retained pursuant to this Exhibit.

In the event either Lessor or Lessee fails to select a MAI Appraiser within the time period set forth in the foregoing paragraph, the MAI Appraiser selected by the other party shall alone determine the Fair Market Value of the Premises and the Rent Factor for the Premises in accordance with the provisions of this Exhibit and the Fair Market Value and Rent Factor so determined shall be binding upon Lessor and Lessee.

In the event the MAI Appraisers selected by Lessor and Lessee are unable to agree upon a third MAI Appraiser within the time period set forth in the first paragraph of this Exhibit, either Lessor or Lessee shall have the right to apply at their joint expense to the presiding judge of the court of original trial jurisdiction in the county in which the Premises is located to name the third MAI Appraiser.

Within five (5) days after completion of the third MAI Appraiser’s appraisal, all three MAI Appraisers shall meet and a majority of the MAI Appraisers shall attempt to determine the Fair Market Value of the Premises and/or the Rent Factor for the Premises.  If a majority is unable to determine the Fair Market Value and/or the Rent Factor for the Premises at such meeting, the three appraisals shall be added together and their total divided by three.  The resulting quotient, as applicable, shall be the Fair Market Value and/or the Rent Factor for the Premises of the Premises.  If, however, either or both of the low appraisal or the high appraisal are more than ten percent (10%) lower or higher than the middle appraisal, any such lower or higher appraisal shall be disregarded.  If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two, and the resulting quotient shall be such Fair Market Value.  If both the lower appraisal and higher appraisal are disregarded as provided herein, the middle appraisal shall be such Fair Market Value or Rent Factor.  In any event, the result of the foregoing appraisal process shall be final and binding.

LEGAL_US_E # 71750276.3

PHJW Draft 9.25.2006

EXHIBIT D

PERMITTED EXCEPTIONS

1.

Real property taxes and assessments not yet due and payable and approved by Lessee prior to the Effective Date.

2.

Any matters shown as title exceptions in the ALTA Owner’s Policy of Title Insurance obtained by Lessor in connection with the Premises.

LEGAL_US_E # 71750276.3

PHJW Draft 9.25.2006

EXHIBIT E

FORM OF SNDA

LEGAL_US_E # 71750276.3

EXHIBIT F

WIRE TRANSFER INSTRUCTIONS OF LESSOR

___________________________________

___________________________________

LEGAL_US_E # 71750276.3

EXHIBIT G

COLLATERAL ASSIGNMENT OF LESSEE PERSONAL PROPERTY

THIS COLLATERAL ASSIGNMENT OF LESSEE PERSONAL PROPERTY (“Assignment) is made this _____ day of September, 2006, by and between Pacer Health Management Corporation of Georgia, a Georgia corporation (“Assignor”), and Health Systems Real Estate, Inc., a Georgia nonprofit corporation (“Assignee”), with reference to the following Recitals:

R E C I T A L S

A.

Assignee entered into that certain Lease (“Lease”), dated September ___, 2006, with Assignor for the rental of certain real property (“Premises”).  All capitalized terms that are not defined herein shall have the meaning set forth in the Lease.

B.

As a condition of the Lease, Assignee requires that Assignor collaterally assign to Assignee, with the right to reassign, all of the Assignor’s rights, title and interest in its Intangible Property (as defined in the Lease) and the Lessee Personal Property (as defined in the Lease) as additional security for the Lease.

A G R E E M E N T

NOW THEREFORE, for and in consideration for the making of the Lease by and between Assignee and Assignor, the parties hereby agree as follows:

1.

Collateral Assignment.  Assignor does hereby collaterally assign, transfer and set over unto Assignee, with the right to reassign for collateral assignment purposes solely to any Senior Lender, all of its right, title and interest in its Intangible Property and the Lessee Personal Property.  Notwithstanding the foregoing, to the extent the Assignee is not permitted by law to take a security interest in any of the licenses and permits now owned or hereinafter acquired by Lessee, necessary or desirable for Lessee’s use of any portion of the Premises under the Lease, including, without limitation, if applicable, any certificate of need or other similar certificate (collectively, the “Licenses”), the Assignor hereby agrees to execute any and all other documents deemed reasonably necessary by the Assignee to give the Assignee such interest in such Licenses as is allowed or allowable under law. In addition to and not in limitation of the other rights of the Assignee hereunder, upon any Event of Default under the Lease, to the maximum extent permitted by applicable law, the Assignee shall have, with respect to the right, title, and interest of the Assignor in the Licenses, all of the rights of a secured party under the Uniform Commercial Code as enacted in the state where the Premises is located, including, without limitation, a right to sell the same at public or private sale.

2.

Retained Rights of Assignor.  The Assignor shall retain the right to possession and disposition of the Intangible Property and the Lessee Personal Property in accordance with the terms and conditions in the Lease until an Event of Default under the Lease.

3.

Representations, Warranties and Covenants of Assignor.  Assignor represents, warrants and covenants to Assignee as follows:

a.

Except as otherwise provided in Section 8.4 of the Lease, that Assignor has not and shall not execute any other assignment of its Intangible Property and the Lessee Personal Property, or any assignment of its interest in said property, and that it has not and shall not perform any acts or execute any other instruments which might prevent Assignee from fully exercising its rights under any of the terms, covenants and conditions of this Assignment.

b.

That the Lease is valid and enforceable in accordance with its terms and has not been altered, modified, terminated or renewed, nor have any of the terms and conditions thereof been waived in any manner whatsoever except as approved in writing by Assignee and the Lease shall not be altered, modified, amended, terminated, renewed or any term or condition thereof waived.

c.

That there are no defaults now existing under the Lease and there exists no state of facts which, with the giving of notice or lapse of time or both, would constitute a default under the Lease.

d.

That the Lease shall remain in full force and effect irrespective of any merger of the interests of the lessor and lessee under the Lease.

e.

That in the event of any Event of Default, which is not cured within the applicable period, Assignee may, subject to any requirements of Governmental Authorities, at its option, enter into and upon the Premises and take possession of all or any part of the Intangible Property and Lessee Personal Property and may exclude Assignor, except as otherwise provided in Section 8.4 of the Lease, all persons claiming under Assignor, wholly or partly therefrom; and, holding the same, Assignee may sell, sublease, assign or otherwise transfer, or use, administer, manage, operate, and control, the Intangible Property and Lessee Personal Property located on the Premises or any part thereof, and may exercise all rights and powers of Assignor in the Lease, in the name, place and stead of Assignor, or otherwise, as the Assignee shall deem best; and in the exercise of any of the foregoing rights and powers, Assignee shall not be liable to Assignor for any loss or damage thereby sustained unless due solely to the willful misconduct or gross negligence of the Assignee.

1.

Possession by Assignor.  This Assignment shall be effective immediately.  Notwithstanding the foregoing, until an Event of Default, Assignor may enjoy peaceable possession and use of the Intangible Property and the Lessee Personal Property.

2.

Rights of Assignee.  Assignee is hereby vested with full power on the occurrence of an Event of Default under the Lease to use all measures, legal and equitable, deemed by it necessary or proper to enforce this Assignment and to enforce the rights and benefits provided to Assignee under the Lease.

3.

Waiver of Default.  Waiver of or acquiescence by Assignee in any default by the Assignor, or failure of the Assignee to insist upon strict performance by the Assignor of any warranties or agreements in this Assignment, shall not constitute a waiver of any subsequent or other default or failure, whether similar or dissimilar.  It is understood and agreed that neither the existence of this Assignment nor the exercise by Assignee of its privileges relating to the Intangible Property and the Lessee Personal Property shall be construed as a waiver by Assignee of the right to enforce payment of the Lease in strict accordance with the terms and provisions thereof for which this Assignment is given as additional security, and by any means provided in the Lease.

4.

Invalid Provisions.  If any term of this Assignment, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Assignment, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Assignment shall be valid and enforceable to the fullest extent permitted by law.

5.

Notices.  Any notice or communication provided for or permitted under this Assignment will be in writing and will be deemed to have been given and received when personally delivered or three (3) days after being placed in the United States mail, certified, return receipt requested, postage prepaid, and addressed as follows:

()

To Assignor:

Pacer Health Management Corporation

of Georgia

Park West Professional Center

7759 NW 146 Street

Miami Lakes, FL 33016

Attn:

Rainier Gonzalez

President and CEO

with a copy to:

Sullivan, Stolier & Resor

909 Poydras Street, Suite 2600

New Orleans, LA 70112

Attn:

Vinson J. Knight, Esq.

()

To Assignee:

Health Systems Real Estate, Inc.

213 Third Street

Macon, GA 31201

Attn:

Ronnie D. Rollins

with a copy to:

Paul Hastings Janofsky & Walker LLP

600 Peachtree Street, Suite 2400

Atlanta, GA 30308

Attn:

Mark S. Lange, Esq.

6.

Interpretation.  The term “Assignor” and “Assignee” shall be construed to include the successors and assigns thereof.  The gender and number used in this Assignment are used as a reference term only and shall apply with the same effect whether the parties are of the masculine or feminine gender, corporate or other form, and the singular shall likewise include the plural.

7.

Modification.  This Assignment may not be amended, modified or changed nor shall any waiver of any provision hereof be effective, except only by an instrument in writing and signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought.

8.

Applicable Law.  This Assignment will be construed, performed and enforced in accordance with the laws of the State of Georgia without regard to the conflict of laws rules of such State.

12.

Counterpart and Facsimile Signature.  This Assignment may be executed in any number of counterparts, whether original or by facsimile, each of which shall deemed an original, but all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereby execute this Assignment as of the day and year first set forth above.

ASSIGNOR:

Pacer Health Management Corporation of Georgia

By:

Name:

Title:

ASSIGNEE:

Health Systems Real Estate, Inc.

By:

Name:

Title:

LEGAL_US_E # 71750276.3

EXHIBIT H

GUARANTY

In consideration of, and as an inducement for the granting, execution and delivery of the that certain Lease, dated as of even date herewith, (the “Lease”) by and between Health Systems Real Estate, Inc., a Georgia nonprofit corporation (together with its successors and assigns, (“Lessor”), and Pacer Health Management Corporation of Georgia, a Georgia corporation (“Lessee”), and in further consideration of the sum of One and No/ 100 Dollar ($1.00) and other good and valuable consideration paid by Lessor to the undersigned, the receipt and sufficiency of which are hereby acknowledged, the undersigned, Pacer Health Corporation, a Florida corporation (“Guarantor”), does hereby guarantee, absolutely and unconditionally, to Lessor the full and complete performance of all of the obligations of the Lessee under the Lease, including the full and prompt payment of Rent, as defined in the Lease, and all other obligations payable by Lessee under the Lease (collectively the “Lessee Obligations”) commencing from the first month the Lessee pays Base Rent (“Guaranty”).

This Guaranty is an absolute and unconditional guaranty of payment (and not of collection) and of performance.  The liability of Guarantor is co-extensive with that of Lessee, and this Guaranty shall be enforceable against Guarantor without the necessity of any suit or proceeding on Lessor’s part of any kind or nature whatsoever against Lessee and without the necessity of any notice of nonpayment, non-performance or non-observance or of any notice of acceptance of this Guaranty or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives.  Guarantor agrees to indemnify, defend and hold Lessor harmless for any loss, liability, damage or expense (including reasonable attorney’s fees) arising from the failure of Lessee to timely perform any of the Lessee Obligations and/or the enforcement of this Guaranty.  Upon Lessee’s default under the Lease and upon demand by Lessor, Guarantor shall pay or perform the Lessee Obligations so in default, as applicable, without offset, deduction or counterclaim.

Guarantor waives notice of any breach or default by Lessee under the Lease, notice of acceptance of this Guaranty, and all suretyship defenses generally.  The foregoing provisions shall apply without limitation to Lessor’s waiver of or failure to enforce any Lessee Obligations and/or Lessor’s granting extensions of time of performance to Lessee.

This Guaranty shall be a continuing guaranty during the Term of the Lease and any extensions thereunder, and the liability of Guarantor hereunder shall in no way be affected, modified or diminished by reason of (a) any assignment, renewal, modification, amendment or extension of the Lease, or (b) any modification or waiver of or change in any of the terms, covenants and conditions of the Lease by Lessor and Lessee, or (c) any extension of time that may be granted by Lessor to Lessee, or (d) any consent, release, or indulgence under or in respect of the Lease, or (e) any bankruptcy, insolvency, reorganization, liquidation, arrangement, assignment for the benefit of creditors, receivership, trusteeship or similar proceeding affecting Lessee, whether or not notice thereof is given to Guarantor.

No delay on the part of Lessor in exercising any right, power or privilege under this Guaranty or failure to exercise the same shall operate as a waiver of or otherwise affect any such right, power or privilege, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  Lessor shall not be required to pursue any remedies that it may have against Lessee or pursue any security deposit or other security or other parties as a condition to the enforcement of this Guaranty, it being intended that Guarantor’s obligations under this Guaranty shall be independent of and in addition to the Lessee Obligations.  It is understood and agreed that Guarantor may be joined in any action against Lessee and that recovery may be had against Guarantor in such action, or in any independent action against Guarantor.  This Guaranty shall not in any way be affected or impaired by reason of Lessor asserting against Lessee any rights or remedies reserved to Lessor pursuant to the Lease, or available at law or in equity or otherwise, including any termination of the Lease.

All of Lessor’s rights and remedies under the Lease and under this Guaranty, now or hereafter existing at law or in equity or by statute or otherwise, are intended to be distinct, separate and cumulative and no exercise or partial exercise of any such right or remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others.

Guarantor agrees that it will, at any time and from time to time, within ten (10) business days following written request by Lessor, execute, acknowledge and deliver to Lessor a statement certifying that this Guaranty is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modification).  Guarantor agrees that such certificate may be relied on by anyone holding or proposing to acquire any interest in the Premises (as defined in the Lease) from or through Lessor or by any mortgagee or prospective mortgagee or lessor of the Premises or of any interest therein.

Until all Lessee Obligations are fully paid and satisfied, Guarantor (a) shall have no right of subrogation against Lessee by reason of Guarantor’s performance under this Guaranty or monies or obligations owed by Lessee to Guarantor, (b) waives any right to enforce any remedy which Guarantor now has or may hereafter have against Lessee by reason of Guarantor’s performance under this Guaranty, and (c) subordinates any liability or indebtedness of Lessee now or hereafter held by or owed to Guarantor to the Lessee Obligations.

With regard to principles of conflicts of laws, the validity, interpretation, performance and enforcement of this Guaranty shall be governed by and construed in accordance with the internal laws of the State of Georgia.

This Guaranty shall terminate upon full performance and satisfaction of all Lessee Obligations under the Lease.

LEGAL_US_E # 71750276.3

IN WITNESS WHEREOF, the undersigned has duly executed this Guaranty this __ day of September, 2006.

GUARANTOR:

Pacer Health Corporation, a Florida corporation

By:

Rainier Gonzalez

President and CEO

Address:

Park West Professional Center

7759 NW 146 Street

    Miami Lakes, FL 33016

LEGAL_US_E # 71750276.3	-5-